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Perth Port Moresby

Annexure A  – Amended Facility Agreement

National Australia Bank Limited

Reading Entertainment Australia Group

Corporate Markets Loan & Bank Guarantee Facility Agreement

 Ref: BMH/MH     9143151  3475-0554-2932v13452-5666-7153v11

© Corrs Chambers Westgarth

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Contents
1	Interpretation		1
	1.1	Definitions	1
	1.2	Construction	21
	1.3	Headings	22
	1.4	Corporations Act, GST and Accounting Standards	22
	1.5	Subsisting Events of Default and Potential Events of Default	22
	1.6	Not used	22
	1.7	Inconsistency	22
2	Consideration		23
3	Conditions precedent		23
	3.1	Not used	23
	3.2	Conditions precedent to Advances and Drawings	23
4	Facility		23
	4.1	Nature	23
	4.2	Purpose	23
	4.3	Advances and Drawings	24
	4.4	Funding Notices	24
	4.5	Not used	25
	4.6	Not used	25
	4.7	Not used	25
	4.8	Bank Guarantee Facilities	25
	4.9	Cancellation	25
	4.10	Market disruption	25
	4.11	Alternative basis of interest or funding	26
	4.12	Pricing Review Events	26
	4.13	Consequences of a Pricing Review	26
5	Payments		27
	5.1	Not used	27
	5.2	Voluntary prepayments	27
	5.3	Indemnity in respect of Bank Guarantees	28
	5.4	Mandatory prepayments	29
	5.5	Repayment	29
	5.6	Tranches	30
6	Interest and fees		30
	6.1	Pricing Periods	30
	6.2	Payment and rate	31
	6.3	Computation of interest	31
	6.4	Capitalisation of interest	31
	6.5	Merger	31
	6.6	Reset Margin	32

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7	Payments		32
	7.1	Place, manner and time of payment	32
	7.2	Gross-up	33
	7.3	Appropriation	33
8	Representations and warranties		33
	8.1	Nature	33
	8.2	General	33
9	General obligations		37
	9.1	Fees	37
	9.2	Records	38
	9.3	Financial Statements and other financial information	38
	9.4	Adjustments for AASB 16	39
	9.5	Other information	39
	9.6	Other financial undertakings	41
	9.7	Insurance	44
	9.8	Financial ratios	44
	9.9	Environment	46
	9.10	No default	48
	9.11	Obligations of Trustees	48
	9.12	Release for Permitted Disposals	49
	9.13	Sale Proceeds	49
10	Events of Default		49
	10.1	Nature	49
	10.2	Effect of Event of Default	52
	10.3	Cash Cover Account regarding Bank Guarantees	53
	10.4	Review Events	54
	10.5	Reviews	54
	10.6	Equity Cure	55
11	Costs and expenses		55

	11.1	Interpretation	55
	11.2	Nature	55
	11.3	Remuneration	56
12	Indemnities		56
	12.1	Nature	56
	12.2	Representatives	57
	12.3	Currency deficiency	57
	12.4	Independence and survival	57
	12.5	Accounting for transactions	57
	12.6	Liability for Regulatory Events	58
13	Goods and Services Tax		59
	13.1	Taxable supply	59
	13.2	Adjustment events	59

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	13.3	Payments	59
14	Increased costs		59
15	Illegality		60
	15.1	Prepayment	60
	15.2	Facility terminated	60
16	Guarantee and indemnity		60
	16.1	Guarantee	60
	16.2	Nature of guarantee	61
	16.3	Indemnity	61
	16.4	Reinstatement of rights	61
	16.5	Rights of the Bank are protected	62
	16.6	No merger	62
	16.7	Extent of Guarantor’s obligations	63
	16.8	Guarantor’s rights are suspended	63
	16.9	Guarantor’s right of proof limited	63
	16.10	No set-off against assignees	63
	16.11	Suspense account	63
	16.12	Right to prove	64
	16.13	Release of Guarantors	64
	16.14	New Guarantors	64
	16.15	Consideration	64
	16.16	New Guarantors	65
17	Attorney		65
	17.1	Appointment	65
	17.2	Not used	65
	17.3	General	65
18	General		66
	18.1	Set-off	66
	18.2	Bank’s certificate	66
	18.3	Supervening legislation	66
	18.4	Time of the essence	66
	18.5	Business Days	66
	18.6	Confidentiality	67
	18.7	Exchange rate	68
	18.8	Records as evidence	69
	18.9	Further assurances	69
	18.10	Amendment	69
	18.11	Waiver and exercise of rights	69
	18.12	Rights cumulative	70
	18.13	Approval and consent	70
	18.14	Assignment	70
	18.15	Counterparts	70
	18.16	Sovereign immunity	70

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	18.17	Governing law and jurisdiction	71
	18.18	Telephone recording	71
	18.19	Legal advice	71
	18.2	Further assurances	71
	18.21	Exclusion of certain provisions	72
	18.22	Notice of changes	72
19	Notices		72
	19.1	General	72
	19.2	How to give a communication	73
	19.3	Particulars for delivery of notices	73
	19.4	Communications by post	73
	19.5	Communications by fax	73
	19.6	After hours communications	73
	19.7	Process service	74
Schedule 1 – Transaction Parties			75
Schedule 2 – Facilities			78
Schedule 3 – Collateral Security			79
Schedule 4 – Not used			82
Schedule 5 – Conditions Precedent			83
Schedule 6 – Verification Certificate			84
Schedule 7 – Funding Notice			86
Schedule 8 – Guarantor Accession Deed			87
Schedule 9 – Compliance Certificate			89

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Date

Parties

National Australia Bank Limited ABN 12 004 044 937 of Pier 3 Level 4, 800 Bourke Street, Docklands, Victoria 3008  (Bank)

Reading Entertainment Australia Pty Ltd ACN 070 893 908 of 98 York Street, South Melbourne, Victoria 3205 (Borrower)

Each person listed in schedule 1 (each an Original Guarantor)

Agreed terms

1Interpretation

1.1Definitions

In this document:

AASB 16 means Accounting Standard AASB 16, issued by the Australian Accounting Standards Board under section 334 of the Corporations Act.

Accounting Standards means accounting principles and practices consistently applied which are generally accepted in Australia and are consistent with any applicable legislation in each case as in effect on the date of this document, including instruments in force under section 334 of the Corporations Act and provisions of such instruments.

Adjusted EBITDA means, for any period, EBITDA adjusted to exclude:

(a)any non-cash impairment for non-current assets included in the consolidated financial statements of the Reading Entertainment Australia Group during the relevant period;

(b)any net gains or losses on asset sales; and

(c)any net foreign exchange amounts (whether realised or unrealised) included in the consolidated financial statements of the Reading Entertainment Australia Group during the relevant period.

and subject to adjustment in respect of any further extraordinary items with the Bank’s written consent.

Advance means the principal amount of an advance made under the Corporate Markets Loan Facility or, where appropriate, requested under the Corporate Markets Loan Facility.

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Aggregate Amount means, in relation to a Drawing, the aggregate of the Face Values of all Bank Guarantees comprising that Drawing.

Amendment Deed means the document entitled ‘Amendment Deed’ executed in March 2019 between the Bank and the Transaction Parties.

Annual Compliance Certificate means, in relation to a  Financial Year, a certificate substantially in the form of schedule 9.

Approved Valuer means a company or firm of duly qualified and licensed real estate valuers acceptable to the Bank in all respects and instructed by (or with the approval of) the Bank.

Attorney means any attorney appointed under this document and any sub- attorney appointed by an Attorney.

Auburn Property means the land and improvements known as Red Yard Entertainment Centre, 100 Parramatta Road, Auburn New South Wales and described in certificate of title 202/1039922.

Authorisation includes any authorisation, consent, licence, permission, approval or exemption from any Government Body. If  a Government Body could prohibit anything being done in connection with any matter or otherwise intervene within a specified time after notice has been given to it or any document lodged or filed with it in connection with the matter, the relevant matter will not be taken to have been authorised until the specified time limit has expired without the Government Body taking any relevant action.

Authorised Representative means, in relation to any party to this document, a person with the right to act as the agent of that party for the purposes of this document. It includes a director or company secretary of that party (if it is a corporation) and, in the case of the Bank, an employee of the Bank whose title contains the word “manager”, “director”, “associate” or a similar term and a lawyer for the Bank. It also includes a person appointed by a party as an Authorised Representative of that party whose appointment is notified by the appointor to the other party in a notice which contains the specimen signature of the appointee.

Availability Period means in respect of each Facility, the period beginning on the date on which the conditions precedent are satisfied or waived by the Bank in accordance with the Transaction Documents and ending on the Termination Date.

Available Commitment means in respect of a Facility, the Facility Limit less the Outstanding Accommodation relating to that Facility.

Bank Guarantee means each bank guarantee issued (or deemed to have been issued) in accordance with this document.

Bank Guarantee Facility means the Facility described as such in schedule 2 and granted pursuant to clause 4.1(a)(ii).

Bank Guarantee Margin means, in respect of each Bank Guarantee:

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(a)prior to the ‘Variation Date’ under the Restatement Deed, 2.35% per annum;

(b)on and from the first services fee charge date (to be determined in accordance with clause 9.1(e)) following the ‘Variation Date’ under the Restatement Deed until the ‘Amendment Date’ under the Amendment Deed, 1.90% per annum; and

(c)on and from the first services fee charge date (to be determined in accordance with clause 9.1(e)) following the ‘Amendment Date’ under the Amendment Deed, 1.85% per annum.

Base Rate means, in relation to a Pricing Period:

(a)the rate (expressed as a percentage yield per annum to maturity, and not being less than zero) being the arithmetic average (rounded up to the nearest four decimal places) of the buying rates published at or about

10.15 am on the first Business Day of the Pricing Period on the Reuters Screen under the heading “BBSY” for Bills with a tenor as nearly as possible equal to that Pricing Period; or

(b)if:

(i)the rate is not displayed for a term equivalent to that period; or

(ii)the basis of the calculation of the rate is changed after the date of this document so that in the opinion of the Bank it ceases to reflect the cost of providing the Facility,

the Base Rate will be the rate per centum per annum, and not being less than zero, determined by the Bank to be the average of the buying rates quoted to the Bank by at least three Reference Banks at or about that time on that date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the period. If there are no buying rates, the rate will be determined by the Bank having regard to indexes or other bases which the Bank determines to be as near as practicable to the indexes and bases used to determine the rate referred to in paragraph (a).

Beneficiary means in relation to a Bank Guarantee, the person who from time to time is entitled to make a claim for payment under that Bank Guarantee against the Bank.

Bill means a bill of exchange as defined in the Bills of Exchange Act 1909 (but does not include a cheque). It includes a document which, when signed by the persons named as drawer and acceptor in the relevant document, will become such a bill of exchange.

Break Costs means, in relation to any financial accommodation provided or to be provided by the Bank under a Facility, any liability or costs incurred by the Bank by reason of:

(a)liquidating or re-deploying deposits or other funds acquired or contracted for by or on account of the Borrower or the Bank;

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(b)terminating or reversing any agreement or arrangement (including by entering into new agreements or arrangements to close out or net off existing agreements or arrangements) entered into by or on account of the Borrower or the Bank with a counterparty or an internal department of the Bank responsible for such agreements or arrangements to hedge, fix, swap or limit its effective cost of funding; or

(c)any loss of any margins in relation to future lending or loss of any fees.

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Melbourne.

Cash Cover Rate means the rate (expressed as a rate per centum per annum) determined by the Bank (in good faith) to be the interest rate which it would pay on deposits at call for an amount similar to the amount at which the relevant deposit is made.

Calculation Date means 31 March, 30 June, 30 September and 31 December in each year.

Calculation Period means each period of twelve months ending on a Calculation Date.

Change of Control means there is a change (from that prevailing at the date of this document) in the persons who control any of the following in respect of  a Transaction Party:

(a)more than 50% of the votes eligible to be cast in the election of directors or any similar matter; or

(b)the right to appoint or remove directors (or members of a governing body having functions similar to a board of directors) representing more than 50% of the votes exercisable by the directors (or persons have similar functions); or

(c)an interest of more than 50% in any category of the profits, distributions or net liquidation proceeds.

Collateral Security means:

(a)any Guarantee by which any person Guarantees the Borrower’s compliance with its obligations under any of the Transaction Documents;

(b)any Security which secures the payment of money owing (actually or contingently) from time to time by:

(i)any Transaction Party in relation to any of the Transaction Documents; or

(ii)any person in relation to a Guarantee of any Transaction Party’s compliance with its obligations under any of the Transaction Documents; and

(c)without limiting the generality of paragraphs (a) and (b) each thing listed in schedule 3.

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Contaminant means a noxious, harmful or hazardous condition (including an odour, temperature, sound, vibration or radiation) or substance the presence or use of which (having regard, without limitation, to the nature and quantity of the substance and other substances with which it is stored or used) does or may result in the breach of an Environmental Law or the issuing of an order or direction under an Environmental Law.

Corporate Markets Loan Facility means the Facility described as such in schedule 2 and granted pursuant to clause 4.1(a)(i). Corporations Act means the Corporations Act 2001 (Cth).

Current Bank Guarantee means a Bank Guarantee which has not Matured or Expired.

Daily Interest Rate means, for any day, the Interest Rate on that day divided by 365.

Debt to Debt plus Equity Ratio means, as at any date, the ratio of:

(a)Total Gross Debt outstanding on that date; to

(b)Total Gross Debt outstanding plus Equity on that date.

Disposal means a sale, lease, transfer or other disposal by any Transaction Party of any interest in:

(a)any share or stock (whether or not ordinary or preference and whether or not redeemable) or any other instrument convertible or exchangeable into or entitling a person to acquire or subscribe for any share or stock;

(b)the whole or any part of a business, business unit or line of business; or

(c)any other asset under a particular transaction or related transactions not in the ordinary course of business of the Reading Entertainment Australia Group taken as a whole.

Distribution means:

(a)in relation to any share capital of  a Transaction Party, any dividend, charge, interest, fee, payment or other distribution (whether in cash or in kind) or redemption, repurchase, defeasance, retirement or redemption;

(b)any interest, any redemption or early redemption of any amount of principal or any other payment in respect of any shareholder loan or other subordinated loans made to any Transaction Party; or

(c)any loan or other financial accommodation made available by a Transaction Party to a person other than another Transaction Party.

Drawing means each Bank Guarantee issued or to be issued in accordance with this document under the same Funding Notice.

EBIT means, in relation to any period and without double counting, operating profit (loss) of the Reading Entertainment Australia Group (on a consolidated basis) from ordinary operations before interest, income tax and minority interests, but after deduction of depreciation and amortisation for that period, as determined in accordance with Accounting Standards.

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EBITDA means, in relation to any period, EBIT for the Reading Entertainment Australia Group for that period, plus depreciation and amortisation as determined in accordance with Accounting Standards including management fees received in cash, but excluding management fees accrued but not received in cash.

Encumbrance means any interest in or right over property and anything which would at any time prevent, restrict or delay the registration of any interest in or dealing with property. It includes a Security Interest.

Environmental Assessment Report means a report in relation to compliance with Environmental Law of the Land and any activities carried out on the Land.

Environmental Law means any legislation, regulations or related codes, standards or policies which relate to environmental and planning matters, including matters concerning land use, development, building works, pollution, contamination, waste, toxic and hazardous substances, disposal of waste or other substances, human health, conservation of natural or cultural resources, heritage and resource allocation.

Environmental Liability means any liability, obligation, expense, penalty or fine arising out of  a breach of Environmental Law which could be imposed on any Transaction Party or the Bank in respect of the Land as a result of activities carried on during the ownership, occupation or control of the Land by that Transaction Party, the Bank, any predecessor in title or any previous occupier or controller of the Land.

Equity means total assets minus total liabilities of the Reading Entertainment Australia Group (on a consolidated basis).

Event of Default means any event or circumstance described in clause 10.1.

Excluded Financial Indebtedness means Financial Indebtedness of the kind referred to in paragraph (a), (c) or (d) of the definition of Permitted Financial Indebtedness.

Excluded Property means:

(a)the present or future interest of Reading Exhibition Pty Ltd in the Garden City Cinema joint venture with Village Roadshow Exhibition and Birch Carroll & Coyle or the assets the subject of the joint venture or the relevant joint venture agreement; and

(b)the present or future interest of Epping Cinemas Pty Ltd in the lease granted by Bevendale Pty Ltd or the property the subject of the lease to the extent that the existence of a charge over that interest or property would cause a breach of the that lease.

Expired means, in relation to a Bank Guarantee, that its Expiry Date has passed whether or not a claim has been made under it by the Beneficiary.

Expiry Date means, in relation to a Bank Guarantee, the date specified in that Bank Guarantee as the latest date by which the Beneficiary may make a claim under it.

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Face Value means, in relation to a Bank Guarantee:

(a)subject to paragraph (b), the amount specified in that Bank Guarantee as the aggregate maximum amount which the Beneficiary may claim under it; or

(b)if the Beneficiary makes a claim, then between when the Beneficiary makes the first of those claims and the first to occur of the Bank Guarantee Maturing or Expiring, the Face Value of the Bank Guarantee will be the difference between its original face value and the aggregate of all valid claims made under it.

Facility means each of the facilities listed in schedule 2 (and each Facility may be referred to by the Facility Name listed in schedule 2).

Facility Limit means, in respect of each Facility, the relevant Facility Limit set out in schedule  2, as reduced under this document including in accordance with clause 5.6.

Financial Close means the initial Funding Date.

Financial Indebtedness means any indebtedness or other liability (present or future, actual or contingent) relating to any financial accommodation including indebtedness or other liability:

(a)for money borrowed or raised;

(b)relating to the sale or negotiation of any negotiable instrument;

(c)as lessee under any finance lease, as hirer under any hire purchase agreement or as purchaser under any title retention agreement;

(d)relating to any preference share or unit categorised as debt under Accounting Standards;

(e)under any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute);

(f)under any Guarantee relating to any financial accommodation; or

(g)for any deferred purchase price (other than in the nature of warranty retention amounts) for any asset or service.

Financial Ratio means any of the financial ratios referred to in clause 9.8.

Financial Statements means a balance sheet, an income statement,  a statement of changes in equity, a cash flow statement, notes comprising a summary of significant accounting policies and other explanatory note; and any directors’ declarations, directors’ reports and auditor’s reports attached to, intended to be read with or required by the Corporations Act to accompany, all or any of those documents.

Financial Year means a period of 12 months ending on 31 December.

Fixed Charges Cover Ratio means:

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(a)at any date (other than 31 March 2021, 30 June 2021 and 30 September 2021), the ratio of:

(i)the aggregate amount of:

(A)Adjusted EBITDA in respect of the 12 month period ending on that date; and

(B)Total Lease Payments in respect of the 12 month period ending on that date,

to

(ii)the aggregate amount of:

(A)Gross Interest Expense paid or payable by the Reading Entertainment Australia Group (whether payable in respect of the Facilities or otherwise) in respect of the 12 month period ending on that date; and

(B)Total Lease Payments in respect of the 12 month period ending on that date;

(b)at 31 March 2021, the ratio of:

(i)the aggregate amount of:

(A)Adjusted EBITDA in respect of the 3 month period ending on that date; and

(B)Total Lease Payments in respect of the 3 month period ending on that date,

to

(ii)the aggregate amount of:

(A)Gross Interest Expense paid or payable by the Reading Entertainment Australia Group (whether payable in respect of the Facilities or otherwise) in respect of the 3 month period ending on that date; and

(B)Total Lease payments in respect of the 3 month period ending on that date;

(c)at 30 June 2021, the ratio of:

(i)the aggregate amount of:

(A)Adjusted EBITDA in respect of the 6 month period ending on that date; and

(B)Total Lease Payments in respect of the 6 month period ending on that date,

to

(ii)the aggregate amount of:

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(A)Gross Interest Expense paid or payable by the Reading Entertainment Australia Group (whether payable in respect of the Facilities or otherwise) in respect of the 6 month period ending on that date; and

(B)Total Lease payments in respect of the 6 month period ending on that date; and

(d)at 30 September 2021, the ratio of:

(i)the aggregate amount of:

(A)Adjusted EBITDA in respect of the 9 month period ending on that date; and

(B)Total Lease Payments in respect of the 9 month period ending on that date,

to

(ii)the aggregate amount of:

(A)Gross Interest Expense paid or payable by the Reading Entertainment Australia Group (whether payable in respect of the Facilities or otherwise) in respect of the 9 month period ending on that date; and

(B)Total Lease payments in respect of the 9 month period ending on that date.;

Freehold Property means each freehold property owned by a Transaction Party that is the subject of a real property mortgage referred to in of schedule 3.

Funding Date means a date on which:

(a)an Advance is, or is proposed to be, made; or

(b)a Bank Guarantee is, or is proposed to be, issued, under this document.

Funding Notice means a notice in accordance with clause 4.4.

Government Body means any person or body exercising an executive, legislative, judicial or other governmental function. It includes any public authority constituted under a law of any country or political sub-division of any country. It also includes any person deriving a power directly or indirectly from any other person or body referred to in this definition.

Gross Interest Expense means, in relation to any period, the aggregate of all interest and amounts in the nature of interest (including commissions, discount fees, acceptance fees, facility fees, the interest element of a finance lease and fees or charges) payable in connection with any Financial Indebtedness of the Reading Entertainment Australia Group (other than Excluded Financial Indebtedness) for that period on a consolidated basis, whether accrued, paid, payable or expensed (including interest expense under each of the Facilities).

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Guarantee means:

(a)a guarantee, indemnity, undertaking, letter of credit, Security, acceptance or endorsement of a negotiable instrument or other obligation (actual or contingent) given by any person to secure compliance with an obligation by another person;

(b)an obligation (actual or contingent) of a person to ensure the solvency of another person or the ability of another person to comply with an obligation, including by the advance of money or the acquisition for valuable consideration of property or services; and

(c)an option under which a person is obliged on the exercise of the option to buy:

(i)any debt or liability owed by another person; or

(ii)any property which is subject to a Security Interest.

Guaranteed Money means all money:

(a)which now or in the future is owing (actually or contingently) by a Transaction Party to the Bank under or in relation to any of the Transaction Documents;

(b)which having now or in the future become owing (actually or contingently) by a Transaction Party to the Bank under or in relation to any of the Transaction Documents, ceases to be owing by reason of any law relating to insolvency and remains unpaid by the Transaction Party and unreleased by the Bank; or

(c)that now or in the future may become owing (actually or contingently) by a Transaction Party to the Bank under or in relation to any of the Transaction Documents,

for any reason, whether such money is payable:

(d)by a Transaction Party alone or jointly or severally with any other person;

(e)by a Transaction Party in its own right or in any capacity;

(f)to the Bank in its own right or in any capacity; and

(g)by a Transaction Party as liquidated or unliquidated damages caused or contributed to by any breach by the Transaction Party of any obligation owed by the Transaction Party (or any other Transaction Party) to the Bank under or in relation to any of the Transaction Documents, and if any Transaction Document or any obligation of a Transaction Party to the Bank under or in relation to any of the Transaction Documents is void, voidable or otherwise unenforceable by the Bank in accordance with its terms, it includes all money which would have been within this definition if that Transaction Document or obligation was not void, voidable or otherwise unenforceable.

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Guarantor means the Original Guarantors and each person that becomes a guarantor under clause 16. If there are more than one, Guarantor means each of them individually and every two or more of them jointly.

Guarantor Accession Deed means a deed substantially in the form of schedule 8.

Half means each six month period ending on 30 June and 31 December in each year.

Hedging Transaction means a contract, agreement or arrangement (other than in respect of the price of electricity, gas, oil, foreign exchange or any other non-interest rate derivative contract) which is a futures contract or an interest rate hedge, swap, option, swaption, forward rate agreement or any other contract, agreement or arrangement similar to or having in respect of its subject matter a similar effect to any of the preceding.

Indemnity Amount means, in relation to a Bank Guarantee, the amount or, as the case may be, the aggregate of the amounts payable by the Borrower in relation to a Bank Guarantee in accordance with clause 5.3.

Insolvency means:

(a)in relation to a corporation, its winding up or dissolution or its administration, provisional liquidation or any administration having a similar effect;

(b)in relation to an individual, his or her bankruptcy; and

(c)in relation to a person, any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person’s creditors or members or a moratorium involving any of them.

Insolvency Event means any of the following:

(a)a person is or states that the person is unable to pay from the person’s own money all the person’s debts as and when they become due and payable;

(b)a person is taken or must be presumed to be insolvent or unable to pay the person’s debts under any applicable legislation;

(c)an order is made for the winding up or dissolution or an effective resolution is passed for the winding up or dissolution of a corporation;

(d)an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in relation to a corporation or an effective resolution is passed to appoint any such person and the action is not stayed, withdrawn or dismissed within 10 Business Days;

(e)a controller is appointed in relation to any property of a corporation;

(f)a corporation is deregistered under the Corporations Act or notice of its proposed deregistration is given to the corporation;

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(g)a distress, attachment or execution is levied or becomes enforceable against any property of a person;

(h)a person enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of Borrower arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the person’s creditors or members or a moratorium involving any of them;

(i)a petition for the making of  a sequestration order against the estate of a person is presented and the petition is not stayed, withdrawn or dismissed within seven days or a person presents a petition against himself or herself;

(j)a person presents a declaration of intention under section 54A of the

Bankruptcy Act 1966; or

(k)anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in relation to a person.

Insurance means insurance which a Transaction Party is obliged to take out or maintain under a Transaction Document.

Interest Rate means, in relation to a Pricing Period for an Advance until it becomes due and owing, an interest rate equal to the aggregate of the Base Rate for that Pricing Period and the Margin.

Interim Compliance Certificate means a certificate in substantially the form set out in schedule 10.

Jindalee Cinema means the property located at 6 Amazons Place, Jindalee, QLD 4074.

Land means any land owned or occupied by a Transaction Party that forms part of the Secured Property.

Leasehold Properties means each leasehold property leased by a Transaction Party that is the subject of a mortgage of lease referred to in schedule 3 (including the mortgage of lease described at item 11 of schedule 3).

Leverage Ratio means:

(a)as at any date (other than 31 December 2021, 31 March 2022 and 30 June 2022), the ratio of:

(i)Total Gross Debt outstanding on that date; to

(ii)Adjusted EBITDA in respect of the 12 month period ending on that date;

(b)as at 31 December 2021, the ratio of:

(i)Total Gross Debt outstanding on that date; to

(ii)Adjusted EBITDA (calculated on an annualised basis) in respect of the 3 month period ending on that date;

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(c)as at 31 March 2022, the ratio of:

(i)Total Gross Debt outstanding on that date; to

(ii)Adjusted EBITDA (calculated on an annualised basis) in respect of the 6 month period ending on that date;

(d)as at 30 June 2022, the ratio of:

(i)Total Gross Debt outstanding on that date; to

(ii)Adjusted EBITDA (calculated on an annualised basis) in respect of the 9 month period ending on that date;

For the purposes of calculating Leverage Ratio on any date occurring before the first anniversary of Financial Close, Leverage Ratio will be based on a pro forma EBITDA for the 12 month period to that date.

Loan to Value Ratio at any date means the ratio (expressed as a percentage) of:

(a)the aggregate of the Total Gross Debt outstanding on that date and any Outstanding Accommodation in relation a Current Bank Guarantee as at that date; to

(b)the market value of the Freehold Properties and Leasehold Properties included in the Secured Property as noted in the most recent Valuation provided to the Bank pursuant to this document and accepted by the Bank.

Management Fees means management and consulting fees payable to Reading International Inc each Financial Year.

Margin means in relation to a Pricing Period for an Advance:

(a)1.75% per annum for each Pricing Period which commences during the Relevant Period; and

(b)for all other Pricing Periods, where the Leverage Ratio as shown in the Annual or Interim Compliance Certificate most recently delivered to the Bank (subject to clause 10.6(e)) on or before the first day of the relevant Pricing Period is:

(i)greater than 3.0 times, 1.30% per annum;

(ii)greater than 2.5 times but less than or equal to 3.0 times, 1.15% per annum;

(iii)greater than 2.0 times but less than or equal to 2.5 times, 1.00% per annum; and

(iv)less than or equal to 2.0 times, 0.85% per annum.

Material Adverse Effect means a material adverse effect on:

(a)the business, operation, property, condition (financial or otherwise) of  a Transaction Party or the Reading Entertainment Australia Group taken as a whole;

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(b)the ability of a Transaction Party to perform its obligations under the Transaction Documents; or

(c)the validity or enforceability of the whole or any material part of any Transaction Document or any rights or remedies of the Bank under the Transaction Documents.

Matured means, in relation to a Bank Guarantee, that the Beneficiary has made a claim and is not entitled to claim any more under the relevant Bank Guarantee.

Merchant Services Agreement means the agreement for merchant services between the Bank and Reading Entertainment Australia Group.

Month means a calendar month.

Net Sale Proceeds means in relation to the sale of the Auburn Property, the gross sale or disposal price set out in the sale contract less the aggregate of estate agent commissions, conveyancing fees, adjustments (for both water and council rates), land tax owners corporation fees and fees associated with the discharge or release of an Encumbrance over the Auburn Property and any GST payable in relation to the sale contract.

Outstanding Accommodation means at any time, the aggregate of:

(a)the aggregate of the unpaid Advances outstanding under the Corporate Markets Loan Facility;

(b)the Face Values of all Current Bank Guarantees and all Indemnity Amounts in relation to each Bank Guarantee which are due and payable; and

(c)for the purposes of clauses 5.5, 10 and 18.14 only and for no other purposes, any other amounts which the Borrower owes to the Bank or which the Borrower may owe to the Bank under or in connection with the Facilities and includes:

(i)any other amounts which the Borrower owes to the Bank or which the Borrower may owe to the Bank under or in connection with any Hedging Transaction; and

(ii)all interest, costs and fees payable under the Transaction Documents,

whether such amounts are owing actually or contingently and whether such amounts are then due for payment or will or may become due for payment and includes all interest, costs and fees payable under the Transaction Documents.

When used in relation to any Facility, it means the Outstanding Accommodation in relation to Advances or Drawings under that Facility (as applicable).

Overdue Money means money due and payable from time to time under each Transaction Document.

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Overdue Rate means at any time, the aggregate of the Interest Rate and a default margin of 1.00% per annum.

Parent means Reading International Cinemas LLC.

Parent Subordination Agreement means the document entitled ‘subordination deed’ dated on or about the date of this document between the Borrower, Reading International Cinemas LLC and the Bank.

Permitted Disposal means a disposal:

(a)of assets between the Transaction Parties;

(b)represented by a lease or licence of real property granted by a Transaction Party in the ordinary course of business of the Reading Entertainment Australia Group;

(c)of trading stock or cash made in the ordinary course of business;

(d)of plant and equipment in exchange for other assets comparable or superior as to type, value and quality;

(e)of obsolete or redundant assets;

(f)arising as a result of a Permitted Encumbrance or a Distribution or payment permitted by clause 9.6(f) or clause 9.6(k);

(g)of assets that are the subject of a floating charge (or its equivalent) under a Collateral Security, provided the disposal is made in the ordinary course of business; ~~or~~

(h)where the aggregate value of the assets disposed of in the 12 month period ending on the date of the relevant disposal (and including the value of the relevant disposal) does not exceed $2,000,000;

(i)of the Auburn Property;

(j)of cash under any Permitted Distribution; and

(k)of cash being payments of any expenses pursuant to clause 9.13(b).

Permitted Distribution means  a Distribution:

(a)made at any time on or prior to the Relevant Date:

(i)for an amount up to $15,000,000 of the Net Sale Proceeds provided that the Quarterly Financial Statements for the Quarter ending 30 June 2021 reveals a variance of 10% or less to the forecasts provided to the Bank on 19 February 2021;

(ii)for an amount up to 66.67% of the Remaining Proceeds provided such Distribution is made by way of dividend to the Parent;

and at each time of making such distributions or payments, no Event of Default, Potential Event of Default or Review Event subsists or would be caused by making such distributions or payments;

(b)made at any time after the Relevant Date, provided that at each time of making such distributions or payments, no Event of Default, Potential

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Event of Default or Review Event subsists or would be caused by making such distributions or payments; or

(c)m ade wi th the Bank’ s pri or wri tten consent.

Permitted Encumbrance means:

(a)an Encumbrance which has been approved by the Bank (including the Security Interests created by any Transaction Document);

(b)any right of set off or combination arising by operation of law or practice over money deposited with a bank or financial institution in the ordinary course of the business of a Transaction Party;

(c)an Encumbrance which arises by operation of law in the ordinary course of the business of  a Transaction Party provided the debt secured by that Encumbrance is paid when due or contested in good faith by appropriate proceedings;

(d)every easement, restrictive covenant, caveat or similar restriction over property, right of way, exception, encroachment, reservation, restriction, condition or limitation which arises in the ordinary course of the ordinary business of the relevant Transaction Party and does not either by itself or in the aggregate materially interfere with or impair the operation or use of a property affected thereby, have a Material Adverse Effect or otherwise restrict or prevent the Bank exercising its rights against any Secured Property under the relevant Collateral Security;

(e)every right reserved to, or vested in, any municipality or governmental or other public authority by the terms of any right, power, franchise, grant, licence or permit to control or regulate any part of the property of a Transaction Party, or to use that property in any manner which does not either by itself or in the aggregate materially interfere with or impair the operation or the use thereof, have a Material Adverse Effect or otherwise restrict or prevent the Bank exercising its rights against any Secured Property under the relevant Collateral Security;

(f)every Encumbrance incurred or deposits made in the ordinary course of ordinary business to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, government contracts, performance and return of money bonds (provided that such Encumbrances do not restrict or prevent the Bank exercising its rights against any Secured Property under the relevant Collateral Security) or in connection with workers’ compensation, unemployment insurance and other types of social security;

(g)every Encumbrance incurred or deposit made in the ordinary course of the business of a Transaction Party in respect of a leasehold property, the purchase of assets or the use of utilities, provided that:

(i)in relation to an Encumbrance incurred or deposit made in respect of the purchase of assets which secures an aggregate amount

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greater than $250,000 the Bank has given prior written consent to the Borrower; and

(ii)the recourse of the holder of that Encumbrance is limited to the leasehold interest, the assets purchased or use of utilities and the proceeds of enforcement of the Encumbrance.

(h)every retention of title arrangement in respect of trading stock acquired or to be acquired by a Transaction Party in the ordinary course of business;

(i)any easement, caveat or other restriction in relation to a Freehold Property that would be apparent from a title search conducted before the date of this document.

Permitted Financial Accommodation means:

(a)financial accommodation granted by a Transaction Party to another Transaction Party;

~~(a)~~(b) the loan granted by Reading Entertainment Australia Group to the Parent, up to 33.33% of the Remaining Proceeds;

~~(b)~~(c) any trade credit extended by a Transaction Party to its customers on normal commercial terms and in the ordinary course of business; or

~~(c)~~(d) any other financial accommodation granted with the prior consent of the Bank.

Permitted Financial Indebtedness means:

(a)trade debt incurred in the ordinary course of business of the Transaction Parties;

(b)Financial Indebtedness incurred under the Transaction Documents;

(c)Financial Indebtedness owing from one Transaction Party to another Transaction Party;

(d)any Subordinated Debt;

(e)a $225,000 loan from the landlord of the Westlakes Cinema property;

(f)a $400,000 loan from the landlord of the Rhodes Cinema property;

(g)Financial Indebtedness arising under any performance or similar bond guaranteeing performance by a Transaction Party under any contract entered into in the ordinary course of business;

(h)Financial Indebtedness arising under a guarantee given to a landlord in respect of  a lease entered into by a Transaction Party;

(i)Financial Indebtedness under finance or capital leases of vehicles, plant, equipment or computers; and

(j)Financial Indebtedness not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed $2,000,000 in aggregate for the Transaction Parties at any time.

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PPS Act means the Personal Property Securities Act 2009 (Cth).

PPS property means all property (other than Excluded Property) over which the Borrower or a Security Provider is legally capable under the PPS Act of granting a security interest.

Potential Event of Default means any thing which, with the giving of notice, lapse of time or determination of materiality, will constitute an Event of Default.

Pricing Period means, in relation to an Advance under the Corporate Markets Loan Facility, the period having the duration selected in accordance with clause 6.1 and beginning on the Funding Date in relation to the Advance.

Quarter means each three month period ending on 31 March, 30 June, 30 September and 31 December in each year.

Reading Entertainment Australia Group means, at any time, the Borrower and any subsidiary of the Borrower and Reading Entertainment Australia Group Member means any one of them.

Release Date means the Business Day following the later of:

(a)the latest of the Expiry Dates of all Current Bank Guarantees; and

(b)the date on which the Bank is satisfied in its reasonable opinion that it has been paid all amounts which are then or may in the future become due and payable to the Bank under any of the Transaction Documents and that there is no prospect that any amounts which the Bank has received in relation to any of the Transaction Documents will subsequently be made void or be required to be repaid in whole or in part.

Relevant Date means the date on which the Bank receives the Interim Compliance Certificate for the Quarter ending on 31 December 2021 in accordance with clause 9.5(c).

Relevant Jurisdiction means Victoria.

Relevant Period means the period from (and including) 31 August 2020 to (and including) the Relevant Date.

Remaining Proceeds means the Net Sale Proceeds less:

(a)$20,000,000, being the prepayment amount made by the Borrower in accordance to clause 5.4(b); and

~~(a)~~(b) $15,000,000 and any other amounts retained by the Borrower in accordance with clause 9.13.

Receiver means a receiver or receiver and manager appointed by the Bank under any Transaction Document and any person who derives a right directly or indirectly from  a Receiver.

Reference Banks means each of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia and Westpac Banking Corporation, or any other banks or financial institutions determined by the Bank from time to time following consultation with the Borrower.

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Regulatory Event means any:

(a)change in, or introduction of a new, law or other form of regulation;

(b)change in, or introduction of a new, practice or policy of an Government Body;

(c)investigation into a Transaction Party or any related entity of a Transaction Party by a Government Body;

(d)application for or grant of an injunction or order in respect of any Encumbrance, Facility or account held with the Bank made by a Government Body, or

(e)change in, or introduction of a new, code of practice or custom relating to the provision of the Services which a reasonable and prudent banker would comply with,

whether in Australia or elsewhere, that, in the Bank’s good faith opinion, applies in any way to a Transaction Party, or the Service.

Representative of a person means an officer, employee, contractor or agent of that person.

Reset Margin means the reset margin (if any) applicable if  a Pricing Period is, or becomes, shorter than three months, as determined in accordance with clause 6.6. It is 0.02% per annum (indicatively).

Restatement Deed means the document entitled ‘Restatement Deed’ executed in December 2015 between the Bank and the Transaction Parties.

Review Event means any event or circumstance described in clause 10.4.

Revolving Tranche means at any time, the aggregate of the unpaid Advances outstanding under the Corporate Markets Loan Facility at that time less the Term Tranche at that time.

Secured Property means all property which, from time to time, is subject to a Security which forms part of the Collateral Security.

Security means any document or transaction which reserves or creates a Security Interest.

Security Interest means any interest or right which secures the payment of a debt or other monetary obligation or the compliance with any other obligation. It includes any retention of title to any property and any right to set off or withhold payment of any deposit or other money.

Security Provider means each person who gives a Collateral Security (other than  a related body corporate of the Bank).

Service means any service the Bank provides to the Borrower under or in relation to a Facility including making or processing any payment or issuing any document.

Subordinated Debt means:

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(a)Financial Indebtedness that is or may become owing by the Borrower to Reading International Cinemas, LLC, that is fully subordinated on the terms set out in the Parent Subordination Agreement; and

(b)Financial Indebtedness that is or may become owing by a Transaction Party to Reading International Inc (or any subsidiary or affiliate of Reading International Inc) that is fully subordinated on substantially the same terms (except for the name and other details of the subordinated lender) as those set out in the Parent Subordination Agreement.

Tax means a tax (including any tax in the nature of  a goods and services tax), rate, levy, impost or duty (other than  a tax on the net overall income of the Bank) and any interest, penalty, fine or expense relating to any of them.

Term Tranche means the first $43,000,000 of the unpaid Advances outstanding under the Corporate Markets Loan Facility on the ‘Amendment Date’ as defined in the Amendment Deed, as that amount may be reduced from time to time in accordance with clause 5.6.

Termination Date means, in respect of each Facility, the Termination Date set out in schedule 2, or such other date agreed in writing by the parties.

Total Gross Debt means, on any date, all Financial Indebtedness of the Reading Entertainment Australia Group, but excluding any Excluded Financial Indebtedness.

Total Lease Payments means the aggregate amount of all rental expenditure of the Reading Entertainment Australia Group, other than rental expenditure payable to any Transaction Party, calculated in accordance with Accounting Standards, for that period.

Transaction Documents means:

(a)this document;

(b)not used;

(c)each Guarantor Accession Deed;

(d)the Collateral Security;

(e)the Parent Subordination Agreement;

(f)the ISDA Master Agreement dated 17 June 2011 between the Bank and the Borrower, as amended from time to time;

(g)each deed of consent referred to in item 12  (Deed of consent) of schedule 3 upon it being executed by the relevant parties;

(h)any agreement relating to the priority of any Security which is a Collateral Security;

(i)the Merchant Services Agreement;

(j)any document which the Borrower and the Bank agree is a Transaction Document for the purposes of this document; and

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(k)each document entered into for the purpose of amending, novating, restating or replacing any of them.

Transaction Parties means the Borrower and each Guarantor.

Trust means, in relation to any Transaction Party that enters into a Transaction Document in the capacity as trustee of a trust, the relevant trust.

Trust Deed means, in relation to a Trust, the trust deed or other document which establishes or evidences that Trust.

Trustee means a Transaction Party that enters into a Transaction Document acting as the trustee of  a Trust.

Valuation means a valuation of the Freehold Properties or leasehold properties included in the Secured Property addressed to the Bank, by an Approved Valuer in form and substance satisfactory to the Bank in all respects.

Verification Certificate means a certificate in substantially the form set out in schedule 6.

1.2Construction

Unless expressed to the contrary, in this document:

(a)words in the singular include the plural and vice versa;

(b)any gender includes the other genders;

(c)if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)“includes” means includes without limitation;

(e)no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it; and

(f)a reference to:

(i)a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)an obligation includes a representation or warranty and a reference to a failure to comply with an obligation includes a breach of representation or warranty;

(v)a right includes  a benefit, remedy, discretion or power;

(vi)time is to local time in Melbourne;

(vii)“$” or “dollars” is a reference to Australian currency;

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(viii)this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)any thing (including any amount) is a reference to the whole or any part of it and a reference to a group of things or persons is a reference to any one or more of them;

(xi)this document includes all schedules and annexures to it; and

(xii)a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document.

1.3Headings

Headings do not affect the interpretation of this document.

1.4Corporations Act, GST and Accounting Standards

Unless expressed to the contrary:

(a)“control”, “controller”, “corporation”, “disclosing entity”, “holding company”, “marketable security”, “prospective liability”, “public company”, “related body corporate” and “subsidiary” each has the meaning which it is defined to have in the Corporations Act;

(b)“adjustment event”, “consideration”, “GST”, “input tax credit”, “supply”, “taxable supply” and “tax invoice” each has the meaning which it is defined to have in the A New Tax System (Goods and Services Tax) Act 1999; and

(c)“economic entity”, “entity” and “finance lease” each has the meaning which it has in the Accounting Standards.

(d)terms have the meanings given to them in the PPS Act.

1.5Subsisting Events of Default and Potential Events of Default

(a)An Event of Default subsists if it has occurred and has not been waived by the Bank in accordance with this document or remedied.

(b)A Potential Event of Default subsists if it exists and has not been waived by the Bank in accordance with this document or remedied.

1.6Not used

1.7Inconsistency

If there is any inconsistency between this document and any other Transaction Document, then this document prevails to the extent of that inconsistency.

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2Consideration

The Borrower enters into this document in consideration of the Bank agreeing to make the Facility available in accordance with this document.

3Conditions precedent

3.1Not used

3.2Conditions precedent to Advances and Drawings

The obligation of the Bank to make any Advances or Drawings is subject to the further conditions precedent that the Bank is satisfied in its absolute discretion that:

(a)the representations and warranties set out in clause 8.1 are correct and in all material respects not misleading in any material respect when the Funding Notice is given and on the Funding Date;

(b)all fees and charges then due and payable in connection with the Facility have been paid (including the Restructure Fee set out in clause 9.1(a)); and

(c)no Event of Default or Potential Event of Default subsists when the Funding Notice is given and on the Funding Date.

4Facility

4.1Nature

(a)Subject to clauses 3 and 10.2, the Bank will make available:

(i)the revolving Corporate Markets Loan Facility under which it will make Advances; and

(ii)the Bank Guarantee Facility under which it will issue Bank Guarantees at the request of the Borrower,

in accordance with this document.

(b)The Borrower may request one or more Advances and Drawings in accordance with this clause 4, but so that the Outstanding Accommodation under each Facility does not at any time exceed the relevant Facility Limit.

4.2Purpose

The Borrower must only use Advances and Drawings under each Facility for the relevant purposes set out in schedule  2, and the Borrower must promptly repay to the Bank all Advances and Drawings not used for these purposes.

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4.3Advances and Drawings

(a)The Borrower may request an Advance or a Drawing by giving a Funding Notice to the Bank by 11.00 am at least one clear Business Day before the date the proposed Advance or Drawing is required.

(b)An Advance under the Corporate Markets Loan Facility must not be for an amount which, when added to the Outstanding Accommodation (if any) under that Facility, causes the Facility Limit for that Facility to be exceeded. In determining with an Advance will cause the Facility Limit to be exceeded:

(i)the amount of all Advances repaid on the Funding Date are excluded from the calculation of the Outstanding Accommodation; and

(ii)the aggregate amount of all other Advances which the Borrower has requested to be made on the same Funding Date are included in that calculation.

(c)The Aggregate Amount of a Drawing under the Bank Guarantee Facility must not, when added to the Outstanding Accommodation (if any) under that Facility, cause the Facility Limit for that Facility to be exceeded at any time during the Funding Period. In determining whether the Aggregate Amount of a Drawing will cause the Facility Limit to be exceeded:

(i)the Face Value of all Bank Guarantees under a Facility which will mature on the Funding Date for the relevant Drawing are excluded from the calculation of the Outstanding Accommodation; and

(ii)the Aggregate Amount of all other Drawings which the Borrower has requested to be made under the same Facility and on the same Funding Date are included in that calculation.

(d)The Bank is only obliged to make Advances or accept any Drawings during the Availability Period.

4.4Funding Notices

(a)A Funding Notice must:

(i)be substantially in the form of schedule 7;

(ii)be signed by an Authorised Representative of the Borrower;

(iii)specify the proposed Funding Date which must be a Business Day during the Availability Period;

(iv)specify the amount of the proposed Advance or the Aggregate Amount of the proposed Drawing;

(v)specify the duration of the Pricing Period for each Advance; and

(vi)in the case of any Drawing, specify whether the Drawing is:

(A)to comprise the issue of  a new Bank Guarantee, and if so, also specify the date to be shown as the Expiry Date, the

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person to be named as the Beneficiary and the Face Value of each requested Bank Guarantees; or

(B)deemed to comprise an existing bank guarantee that prior to the date of this document has been issued by the Bank at the request of the Borrower and, if so, specify the date shown as the Expiry Date, the person named as the Beneficiary and the Face Value of that bank guarantee.

(b)The requirement of  a Funding Notice is for the benefit of the Bank. The Bank may waive the requirement at any time and in any manner.

(c)A Funding Notice is irrevocable from the time of its actual receipt in legible form by the Bank.

4.5Not used

4.6Not used

4.7Not used

4.8Bank Guarantee Facilities

In the case of the Bank Guarantee Facility on the Funding Date specified in the Funding Notice:

(a)the Bank must for the purposes of a Drawing contemplated under clause 4.4(a)(vi)(A), issue each Bank Guarantee requested in the Funding Notice in accordance with that Funding Notice; or

(b)the parties agree that for the purposes of  a Drawing contemplated under clause 4.4(a)(vi)(B), the existing bank guarantee referred to in the Funding Notice is deemed to be a Bank Guarantee issued in accordance with the Bank Guarantee Facility and that Funding Notice.

4.9Cancellation

The Borrower may cancel the Available Commitment or any part of it (being

$100,000 or an integral multiple of that amount) by giving 30 Business Days’ notice to the Bank specifying the amount to be cancelled and the date on which the cancellation takes effect. The cancellation takes effect on the date specified in the notice (which must be a date not earlier than five Business Days        after the date the Bank receives the notice).

4.10Market disruption

(a)If the Bank determines that a Market Disruption Event occurs or has occurred in relation to an Advance, then the Bank will promptly notify the Borrower, and the Interest Rate on that Advance for that Pricing Period will be the rate per annum which is the sum of:

(i)the Margin for the Advance; and

(ii)the rate notified to the Borrower as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Pricing Period, to be that which expresses

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as a percentage rate per annum the cost to the Bank of funding that Advance from whatever source or sources the Bank may reasonably select.

(b)For the purposes of clause 4.10(a):

(i)Market Disruption Event means:

(A)at or about the time on the day (Quotation Day) for the Bank to determine the Screen Rate for the relevant currency and Pricing Period, the Screen Rate is not available and the Bank is unable to specify another page or service displaying an appropriate rate; or

(B)in relation to an Advance, before 5.00 pm (local time) on the Business Day after the Quotation Day for the relevant period, the Bank notifies the Borrower, that as a result of market circumstances not limited to the Bank the cost to the Bank of funding the Advance exceeds the Screen Rate.

(ii)Screen Rate means the rate specified in paragraph (a) of the definition of “Base Rate”.

4.11Alternative basis of interest or funding

If  a Market Disruption Event occurs and the Bank or the Borrower so requires, the Bank and the Borrower will enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or discount.

4.12Pricing Review Events

(a)The Bank has the right to review the pricing applicable to a Facility (Review):

(i)at any time if the Bank reasonably believes that an Event of Default subsists;

(ii)at any time:

(A)a change occurs in the financial markets which affects financial institutions generally; and/or

(B)a general change occurs in the cost of funds in the financial markets in which the Bank raises funds (not being a change resulting from  a change in the Bank’s credit rating or any other matter relating specifically to the Bank).

(b)The Bank may request the Borrower to provide information in connection with a Review and the Borrower must provide such information as soon as possible following receipt of the request.

4.13Consequences of a Pricing Review

(a)Following a Review, the Bank may, by giving written notice to the Borrower and/or by way of advertisement in the local or national press:

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(i)introduce a new fee, charge or premium or change an existing fee, charge or premium (including its amount, the way in which it is calculated and when it is charged); and

(ii)change the acceptance margin, line fee, interest rate or yield rate applicable to a Facility including by changing or introducing a margin (including by making the margin positive or negative), or substituting a different indicator rate for the relevant indicator rate (except where the rate is a fixed rate).

(b)Where the Bank gives the Borrower notice under clause 4.10(a) by way of advertisement in the local or national press, the Bank will also endeavour to directly notify the Borrower of the change although the Bank will not be precluded from charging the new or adjusted pricing if it does not directly notify the Borrower.

(c)An introduction or change of a matter specified in clause 4.10(a) takes effect on the date specified in the relevant notice to the Borrower (which must be at least 30 days after the date on which the notice is given to the Borrower).

5Payments

5.1Not used

5.2Voluntary prepayments

(a)In relation to any Advance, the Borrower:

(i)may prepay any Advance or a part of it (being a minimum of

$100,000 or an integral multiple of that amount) by giving 5 Business Days’ notice to the Bank specifying the amount to be prepaid and the date on which the prepayment will be made;

(ii)may, subject to clause 4.3, redraw any amount prepaid in accordance with this clause 5.2 which forms part of the Revolving Tranche; and

(iii)must make any prepayment under this document together with accrued interest on the amount prepaid, any fees payable under clause 9.1 and any Break Costs, but otherwise without premium or penalty.

(b)The Borrower may reimburse or repay the Face Value in respect of any Current Bank Guarantee by:

(i)providing to the Bank, cash collateral (on terms satisfactory to the Bank and subject to clause 10.3) in an amount not less than the Face Value of the Bank Guarantee; or

(ii)cancelling that Bank Guarantee by returning the original to the Bank together with written confirmation from the Beneficiary that the Bank has no further liability under that Bank Guarantee.

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5.3Indemnity in respect of Bank Guarantees

(a)Without limiting clause 12.1, the Borrower indemnifies the Bank against any liability, loss, cost or expense sustained or incurred in relation to any Bank Guarantee or as a direct or indirect consequence of any claim made or purported to be made under any Bank Guarantee, or anything done by any person who is or claims to be entitled to the benefit of a Bank Guarantee.

(b)Without limiting clause 5.3(a), the Borrower must pay to the Bank all amounts claimed by or paid to any Beneficiary in relation to any Bank Guarantee (whether or not the Beneficiary was entitled to make that claim or the Bank was required to make that payment), including any payment made by the Bank under clause 10.2(a)(iv)(B).

(c)The Borrower’s obligations under clause 5.4 are absolute and unconditional. They are not affected by any reduction, termination or other impairment by set-off, deduction, abatement, counterclaim, agreement, defence, suspension, deferment or otherwise.

(d)The Borrower is not released, relieved or discharged from any obligation under this document, nor will such obligation be prejudiced or affected for any reason, including:

(i)any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised under a  Bank Guarantee;

(ii)any failure by the Bank to enquire whether a cable, telex or other notification was inaccurately transmitted, received or given by an unauthorised person (other than where such failure occurs due to the wilful default or fraud of the Bank);

(iii)the impossibility or illegality of performance of, or any invalidity of or affecting, any Transaction Document or Bank Guarantee or any other document;

(iv)any act of any Government Body or arbitrator including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any Transaction Document or Bank Guarantee or any document delivered under a Transaction Document;

(v)any failure to obtain any consent, license or other authorisation necessary or desirable in connection with any Transaction Document or any Bank Guarantee; or

(vi)any other cause or circumstance, foreseen or unforeseen, whether or not similar to any of the above, affecting any Transaction Document or Bank Guarantee or any transaction under a Transaction Document or Bank Guarantee,

(vii)and the Bank need not inquire into any of these matters.

(e)The Bank is irrevocably authorised and directed by the Borrower to pay immediately against a demand appearing or purporting to be made by or

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on behalf of  a Beneficiary, any sums up to the Face Value of  a Bank Guarantee which may be demanded from the Bank from time to time without any reference to or any necessity for confirmation or verification on the part of the Borrower, and notwithstanding any instructions from the Borrower to the contrary.

(f)The obligations of the Borrower will not be affected or in any way limited by any falsity, inaccuracy, insufficiency or forgery of or in any notice or demand pursuant to any liability or the failure of the Bank to enquire (other than where such failure arises due to the wilful default or fraud of the Bank) whether any notice or demand has been inaccurately transmitted or received from any cause whatsoever or has been given or sent by an unauthorised person.

5.4Mandatory prepayments

(a)Unless the Bank otherwise agrees, if any of the assets, business or undertaking of any Transaction Party is the subject of any Disposal (other than  a Permitted Disposal) the Borrower must apply or ensure is applied an amount equal to the cash or equivalent proceeds received by the Transaction Party from the Disposal net of reasonable transaction costs and Taxes in prepayment of Outstanding Accommodation or at the Borrower’s election, in permanent reduction of the unused portion of one or more of the Facility Limits.

~~(a)~~(b) The Borrower must, in relation to the Permitted Disposal under paragraph (i) of that definition, apply an amount equal to $20,000,000 of the Net Sale Proceeds in permanent reduction of the Outstanding Accommodation under the Corporate Markets Loan Facility.

5.5Repayment

Subject to clause 10.2 and clause 10.3, each Borrower must:

(a)pay instalments, in permanent reduction of the Outstanding Accommodation and the Facility Limit for the Corporate Markets Loan Facility, of:

~~(i)$500,000 on 30 April 2021; (ii)~~(i)  $500,000 on 31 October 2021;

~~(iii)~~(ii) $500,000 on 30 April 2022;

~~(iv)~~(iii)$500,000 on 31 October 2022;  ~~(v)~~(iv) $500,000 on 30 April 2023; and  ~~(vi)~~(v) $500,000 on 31 October 2023;

(b)repay the Outstanding Accommodation in respect of each Facility on the Termination Date in respect of that Facility; and

(c)subject to clause 6, and any other provision in a Transaction Document that provides otherwise, pay any other amounts payable in connection with the Transaction Documents, to the Bank on demand.

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5.6Tranches

Amounts repaid or prepaid which form part of the Term Tranche may not be redrawn, and the Facility Limit in respect of the Corporate Markets Loan Facility will be reduced by the aggregate amount of such repayments or prepayments.

6Interest and fees

6.1Pricing Periods

(a)Subject to clause 6.1(c), the Pricing Period for each Advance must be a period of 30, 60 or 90 days or six Months or another period agreed by the Bank.

(b)Subject to clause 6.1(c), the first Pricing Period for an Advance commences on its Funding Date and will have the duration specified in the relevant Funding Notice. Each subsequent Pricing Period for the Advance:

(i)commences on the day after the preceding Pricing Period for the Advance expires; and

(ii)is a period notified by the Borrower to the Bank at least two Business Days before the last day of the current Pricing Period, but if the Borrower does not give notice, is of the same duration as the Pricing Period which immediately precedes it.

(c)A Pricing Period:

(i)which would otherwise end on a day which is not a Business Day ends on the next Business Day and a Pricing Period which would otherwise end after the Termination Date ends on the Termination Date. For the avoidance of doubt, if a Pricing Period ends on a day that is not followed by a Business Day, the Bank may extend that Pricing Period accordingly (except where this would be contrary to clause 6.1(c)(ii), in which case the Bank may shorten the Pricing Period); and

(ii)May be adjusted by the Bank where necessary so that:

(A)a Pricing Period starts on a Business Day;

(B)all Advances will have the same Pricing Period;

(C)a Pricing Period does not end after the Termination Date; and

(D)if a new Advance is made during a Pricing Period for an existing Advance, the first Pricing Period for that new Advance ends on the same day as the Pricing Period for the existing Advance.

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6.2Payment and rate

(a)In respect of the Corporate Markets Loan Facility:

(i)interest for each day is calculated by applying the Daily Interest Rate to the Advance at the end of that day (excluding any amount to which the Overdue Rate applies); and

(ii)the Borrower must pay accrued interest in respect of:

(A)each Pricing Period, on the First Business Day after the expiry of that Pricing Period; and

(B)the last Pricing Period, for the period up to and including the Termination Date, on the Termination Date.

(b)The Borrower must pay interest on Overdue Money, and such interest must be paid on demand by the Bank.

(c)The interest rate on Overdue Money will be the Overdue Rate.

6.3Computation of interest

Interest will:

(a)accrue from day to day;

(b)be computed from and including the day when the money on which interest is payable becomes owing to the Bank by the Borrower until but excluding the day of payment of that money; and

(c)be calculated on the actual number of days elapsed on the basis of  a 365 day year.

6.4Capitalisation of interest

The Bank may:

(a)capitalise, on a monthly or other periodical basis as the Bank determines, any part of any interest which becomes due and payable and interest is payable in accordance with this document on capitalised interest; and

(b)continue to capitalise interest despite:

(i)that as between the Bank and the Borrower the relationship of Bank and customer has ceased;

(ii)any composition agreed to by the Bank;

(iii)any judgment or order against the Borrower; or

(iv)any other thing.

6.5Merger

If the liability of the Borrower to pay to the Bank any money payable under a Transaction Document becomes merged in any deed, judgment, order or other thing, the Borrower must pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate

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payable under the Transaction Documents and that fixed by or payable under that deed, judgment, order or other thing.

6.6Reset Margin

(a)The Borrower must pay a Reset Margin where a Pricing Period is, or becomes, shorter than  3 months.

(b)The Reset Margin (if any) for a Pricing Period:

(i)will be determined by the Bank on the commencement of that period;

(ii)will be advised to the Borrower in writing shortly after the commencement of that period; and

(iii)will be fixed for that period.

(c)Subject to clause 6.6(b), if a Reset Margin is applicable to a Facility, the Bank may vary the rate of the Reset Margin from time to time (and any rate set out in this document is indicative only). The Bank publishes Reset Margin rates periodically on nab.com.au.

(d)The Reset Margin will be payable in arrears:

(i)on the first Business Day following the end of each Pricing Period that is shorter than  3 months;

(ii)on the Termination Date of the relevant Facility; and

(iii)upon the early repayment or all or part of the relevant Advance.

(e)The Reset Margin is calculated on a daily basis on the outstanding principal amount of the relevant Advance on the basis of  a 365 day year and the actual number of days elapsed.

7Payments

7.1Place, manner and time of payment

Each Transaction Party must make payments to the Bank under the Transaction Documents:

(a)at the address specified in clause 19.3 or at such other place reasonably required by the Bank;

(b)in a manner reasonably required by the Bank;

(c)by 11.00 am local time in the place where payment is required to be made; and

(d)in immediately available funds and without set-off, counter claim, condition or, unless required by law, deduction or withholding.

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7.2Gross-up

If  a Transaction Party is required by law to deduct or withhold Taxes from any payment it must:

(a)make the required deduction and withholding;

(b)pay the full amount deducted or withheld in accordance with the relevant law;

(c)deliver to the Bank an original receipt for each payment; and

(d)pay an additional amount with such payment so that, after all applicable deductions or withholdings, the Bank actually receives for its own benefit the full amount which would have been payable to the Bank if no deduction or withholding had been required.

7.3Appropriation

Subject to any express provision to the contrary in any Transaction Document, the Bank may appropriate any payment towards the satisfaction of any money due for payment by the Borrower in relation to a Transaction Document in any way that the Bank thinks fit and despite any purported appropriation by the Borrower.

8Representations and warranties

8.1Nature

Each Transaction Party represents and warrants that:

(a)duly incorporated:  if it purports to be a corporation, it is duly incorporated in accordance with the laws of its place of incorporation, validly exists under those laws and has the capacity to sue or be sued in its own name and to own its property and conduct its business as it is being conducted;

(b)capacity: it has capacity unconditionally to execute and deliver and comply with its obligations under the Transaction Documents;

(c)action taken: it has taken all necessary action to authorise the unconditional execution and delivery of, and the compliance with its obligations under, the Transaction Documents to which it is a party;

(d)binding obligations:  each Transaction Document constitutes the valid and legally binding obligations of, and is enforceable against it by the Bank in accordance with its terms (subject to any necessary stamping or registration and to equitable principles and insolvency laws);

(e)priority: each Security Interest which each Transaction Document purports to create exists and has the priority which the Bank has agreed to (subject to any necessary stamping and registration);

(f)authorisations: each authorisation from, and filing and registration with, a Government Body necessary to enable it to unconditionally execute

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and deliver and comply with its obligations under the Transaction Documents to which it is a party has been obtained, effected and complied with;

(g)no contravention:  the unconditional execution and delivery of, and compliance with its obligations by it under, the Transaction Documents to which it is a party do not:

(i)contravene any law to which it or any of its property is subject or any order or directive from a Government Body binding on it or any of its property;

(ii)contravene its constituent documents;

(iii)contravene any agreement or instrument to which it is a party;

(iv)contravene any obligation it has to any other person; or

(v)require it to make any payment or delivery in relation to any Financial Indebtedness (other than Excluded Financial Indebtedness) before the scheduled date for that payment or delivery;

(h)correct information: all information given and each statement made to any Bank by it or at its direction in relation to the Transaction Documents, is correct, complete and not misleading;

(i)full disclosure: it has disclosed to the Bank all information which the Borrower has or has access to and which is relevant to the assessment by the Bank of the nature and amount of the risks undertaken by the Bank becoming a creditor of or taking a Security from it;

(j)Financial Statements:  the Financial Statements of each of Transaction Party given to the Bank under clause 9.3:

(i)are a true, fair and accurate statement of their respective financial performance and position and their respective consolidated financial performance and position at the date to which they are prepared; and

(ii)have been prepared in accordance with clause 9.2 and 9.3, except for such departures expressly disclosed in those Financial Statements;

(k)no change in financial position:  there has been no change in the financial performance or position of  a Transaction Party since the date to which the last Financial Statements given to the Bank under clause 9.3 were prepared, which has a Material Adverse Effect;

(l)no related party transaction:    no person has contravened or will contravene sections 208 or 209 of the Corporations Act due to a Transaction Party entering into or performing its obligations under a Transaction Document;

(m)no proceeding:  except as notified to the Bank in writing before the date of this document, no litigation, arbitration or administrative proceeding is

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current, pending or, to the knowledge of the Borrower, threatened, which has, or the adverse determination of which would be likely to have, a Material Adverse Effect;

(n)no trust: except as notified to the Bank in writing before the date of this document, no Transaction Party enters into a Transaction Document as trustee of any trust;

(o)sole owner and no Encumbrances:  except as notified to the Bank in writing before the date of this document:

(i)each Transaction Party is the sole legal and beneficial owner of the property it purports to own; and

(ii)there are no Encumbrances over the property of any Transaction Party other than Permitted Encumbrances;

(p)no existing default:  no Event of Default, Review Event or Potential Event of Default subsists;

(q)ranking of obligations:  each obligation of the Borrower under this document ranks at least pari passu with all unsecured and unsubordinated obligations of the Borrower except obligations mandatorily preferred by law;

(r)warranties correct:  the representations and warranties given by any Transaction Party in any Transaction Document are correct in all material respects and not misleading in any material respect and will be when given or repeated;

(s)no immunity: each Transaction Party and its property are free of any right of immunity from set-off, proceedings or execution in relation to its obligations under any Transaction Document;

(t)insurance:  the Insurances are enforceable against the relevant insurer in accordance with their terms and are not void or voidable;

(u)trust provisions:    in relation to each Transaction Party which enters into any Transaction Document as trustee of a Trust:

(i)the Trustee has power as trustee of the Trust to execute and perform its obligations under the Transaction Documents;

(ii)the Trustee, in executing the Transaction Documents and entering into those transactions, have properly performed their obligations to the beneficiaries of the Trust;

(iii)all necessary action required by the Trust Deed to authorise the unconditional execution and delivery of, and compliance with its obligations under, the Transaction Documents has been taken;

(iv)the Trustee is the only trustee of the Trust;

(v)no effective action has been taken to remove the Trustee as trustee of the Trust or to appoint an additional trustee of the Trust;

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(vi)	(A)	the Trustee has a right to be fully indemnified out of the property of the Trust in relation to all of its obligations under the Transaction Documents;
	(B)	the Trustee has not released or disposed of its equitable lien over the property of the Trust which secures that indemnity; and
	(C)	the property of the Trust is sufficient to satisfy that indemnity;

(vii)the Trustee has complied with all of its obligations as trustee of the Trust in relation to execution of the Transaction Documents;

(viii)no effective action has been taken or, so far as the Trustee is aware, is contemplated by the beneficiaries of the Trust to terminate the Trust;

(ix)the Trustee has disclosed to the Bank full details of:

(A)the Trust and any other trust or fiduciary relationship affecting the property of the Trust and, without limitation, has given to the Bank copies of any instruments creating or evidencing the Trust; and

(B)the Trustee’s other trusteeships (if any);

(x)the Trust is properly constituted and the Trust Deed is not void, voidable or otherwise unenforceable;

(xi)the rights of the beneficiaries of the Trust in relation to, and their interest in, the property of the Trust are subject to:

(A)the rights of the Bank in relation to, and their respective interests in, the property of the Trust; and

(B)any rights or interests in the property of the Trust to which the Bank may from time to time be subrogated; and

(xii)the Trustee:

(A)if it is a corporation, is duly incorporated in accordance with the laws of its place of incorporation, validly exists under those laws and has the capacity to sue and be sued in its own name, to own property and to act as trustee of the Trust;

(B)if it is natural person, has the capacity to be trustee of the Trust;

(v)solvency: each Transaction party is not insolvent;

(w)corporate benefit: each of the Transaction Parties will receive corporate benefit by entering into the Transaction Documents to which they are a party.

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8.2General

(a)The interpretation of any statement contained in any representation or warranty will not be restricted by reference to or inference from any other statement contained in any other representation or warranty.

(b)The Borrower acknowledges that the Bank enters into the Transaction Documents in reliance on each representation and warranty.

(c)Each representation and warranty survives the execution of the Transaction Documents and is deemed to be repeated with reference to the facts and circumstances then existing on the date each Funding Notice is issued, on each Funding Date, on the last day of each Funding Period and on each day that an Annual Compliance Certificate or Interim Compliance Certificate is given.

9General obligations

9.1Fees

The Borrower must pay to the Bank:

(a)restructure fee: on or before execution of the Restatement Deed, a non- refundable Restructure Fee of $30,000 (which fee has been paid);

(b)restructure fee: on or before the ‘Amendment Date’ referred to in the Amendment Deed, a non-refundable Restructure & Application Fee of

$300,000 (less the $20,000 work fee referred to in the term sheet dated 17 December 2018 if the Borrower has paid that work fee to the Bank);

(c)Corporate Markets Loan Facility Fee: a non-refundable facility fee on the Facility Limit in respect of the Corporate Markets Loan Facility calculated at 0.95% per annum from the date of the ‘Variation Date’ under the Restatement Deed and at 1.00% per annum from the date of the ‘Amendment Date’ under the Amendment Deed, which will:

(i)accrue from day to day from the date of this document up to and including the Termination Date;

(ii)be payable quarterly in arrears, on the first Business Day of each Quarter;

(iii)be calculated on the actual number of days elapsed and on the basis of a 365 day year;

(d)Reset Fee: on the first Business Day of each Pricing Period (other than the first Pricing Period) a non-refundable fee of $150.00;

(e)Bank Guarantee service fee: on and from the first services fee charge date following 30 June 2014, a non-refundable fee in respect of each Bank Guarantee of 50% of the applicable Bank Guarantee Margin calculated on the Face Value of the Bank Guarantee, payable on a pro- rata basis half yearly in arrears, with the first payment due six months after the relevant Funding Date of the Bank Guarantee, and subsequent

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payments due every six months thereafter until the Bank Guarantee Matures or Expires or is cancelled. This fee will be calculated on the actual number of days elapsed and on the basis of a 365 day year; and

(f)Bank Guarantee issuance fee: a non-refundable fee in respect of each Bank Guarantee of 50% of the applicable Bank Guarantee Margin calculated on the Face Value of the Bank Guarantee (or $125 whichever is greater), payable on the relevant Funding Date of the Bank Guarantee.

9.2Records

The Borrower must ensure that each Transaction Party:

(a)prepares and keeps books, accounts and other records in accordance with the law and Accounting Standards; and

(b)on demand, makes the same available for inspection and copying by the Bank.

9.3Financial Statements and other financial information

The Borrower must give to the Bank:

(a)annual Financial Statements:    as soon as practicable, and in any event within 120 days after the end of each Financial Year the consolidated audited Financial Statements of the Reading Entertainment Australia Group for that Financial Year;

(b)Quarterly Financial Statements:  as soon as practicable, and in any event within 45 days after the end of each Quarter (other than the Quarter ending 31 December) the consolidated unaudited Financial Statements of the Reading Entertainment Australia Group for that Quarter (showing both actual and budget figures);

(c)group structure diagram: within 120 days after the end of each Financial Year, a group structure diagram in relation to Reading International Inc. and the Reading Entertainment Australia Group which lists all the then Group Members and which contains such other information in relation to the legal relationship between Reading International Inc. and the Reading Entertainment Australia Group Members as the Bank reasonably requires;

(d)budget: as soon as practicable, and in any event before 31 March for each Financial Year, a consolidated budget for the Reading Entertainment Australia Group for the current Financial Year showing the budgeted profit and loss, balance sheet and cash flow for the Reading Entertainment Australia Group and such other matters customarily dealt with in such budgets;

(e)other financial information:  promptly on reasonable notice from the Bank, such additional information in relation to the financial condition and the operations of the Borrower and each other Transaction Party as the Bank reasonably requests from time to time.

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The Borrower must ensure that all Financial Statements given to the Bank under the Transaction Documents are prepared in accordance with the Corporations Act and the Accounting Standards.

If after the date of this document there is a change in the accounting principles or practices referred to in the definition of 'Accounting Standards' and the Bank or the Borrower reasonably considers that, if the change were to apply for the purposes of this document, the change would have a material effect on the Financial Statements or the calculation of the financial ratios in clause 9.8, the Bank and the Borrower shall endeavour to agree mutually acceptable changes to this document so that the accounting change can be adopted for the purposes of this document.

9.4Adjustments for AASB 16

(a)The parties acknowledge that:

(i)AASB 16 took effect on and from  1 January 2019, which changed or eliminated the distinction between operating leases and finance leases; and

(ii)the parties are continuing to assess the potential effect of AASB 16 on the calculation of the financial ratios referred to in clause 9.8 and the related definitions.

(b)For each Calculation Date occurring on or prior to 31 December 2021:

(i)the financial ratios referred to in clause 9.8 and the related definitions will be calculated ignoring any changes following AASB 16 taking effect on 1 January 2019; and

(ii)the Company must provide with its Financial Statements and other financial information any reconciliation statements (audited, where applicable) necessary to enable the financial ratios in clause 9.8 and the related definitions to be calculated in accordance with clause 9.4(b)(i).

(c)If, in the reasonable opinion of the Borrower or the Bank, at any time after 31 December 2021, taking into account the AASB 16 changes  when calculating the financial ratios referred to in clause 9.8 and the related definitions would materially alter the effect of, or the calculation of, those financial ratios or related definitions, the Borrower and the Bank will negotiate in good faith to amend the relevant undertakings and definitions so that they have an effect comparable to that as if the AASB 16 changes did not apply.

9.5Other information

The Borrower must give to the Bank:

(a)other information: on reasonable notice from the Bank, any other information in the possession or under the control of  a Transaction Party which in the Bank’s reasonable opinion is necessary to verify the Borrower’s compliance with any Transaction Document;

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(b)Annual Compliance Certificate: as soon as practicable, and in any event within 120 days after the end of each Financial Year, an Annual Compliance Certificate for that Financial Year signed by at least one director of the Borrower;

(c)Interim Compliance Certificate:  as soon as practicable, and in any event within 45 days after the end of each Quarter (other than the Quarter ending 31 December) an Interim Compliance Certificate for the previous 12 months signed by at least one director of the Borrower;

(d)tenancy schedule: as soon as practicable, and in any event within 120 days of the end of each Financial Year an updated tenancy schedule for each Freehold Property, including (without limitation) the following details:

(i)the name of each tenant;

(ii)area let by each tenant;

(iii)current passing rent paid by each tenant;

(iv)the lease start date;

(v)the lease term;

(vi)the lease maturity date;

(vii)the option term (if any);

(viii)rent review details; and

(ix)any other material or special clauses or conditions;

(e)Valuations: on demand (provided that no more than one demand is made in a Financial Year and the Bank reasonably considers that there has been a material devaluation of the freehold and leasehold interests subject to the Collateral Security), and in any event by 31 July 2021 and every 36 months thereafter, a Valuation in respect of each Freehold Property and leasehold interest that is subject to the Collateral Security. Each Valuation is to be at the Borrower’s expense, addressed to the Bank, conducted by an Approved Valuer and in a form and substance (other than as to value) reasonably satisfactory to the Bank;

(f)details of any proceeding:    full details of any litigation, arbitration, administrative proceeding or native title claim which affects a Transaction Party and which has or the adverse determination of which would be likely to have a Material Adverse Effect, as soon as it is commenced or  to the knowledge of the Borrower is threatened; and

(g)claims:    on being notified of it, full details of any event which entitles the Borrower or the Bank to claim more than $1,000,000 under the Insurances.

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9.6Other financial undertakings

Each Transaction Party must ensure that:

(a)negative pledge:  no Encumbrances exist on its property, except Permitted Encumbrances;

(b)permitted financial transactions:  it does not, without the prior written consent of the Bank:

(i)incur any Financial Indebtedness except Permitted Financial Indebtedness;

(ii)provide any financial accommodation (excluding trade credit in the ordinary course of business) except Permitted Financial Accommodation;

(c)disposals: must not dispose of any of its assets, either in a single transaction or in a series of transactions whether related or not and whether voluntary or involuntary, except Permitted Disposals;

(d)mergers:  a Transaction Party does not:

(i)enter into any merger, reconstruction or amalgamation; or

(ii)acquire any property or business or make any investment if the property, business or investment is substantial in relation to the relevant Transaction Party,

if it would have or be likely to have a Material Adverse Effect;

(e)maintain status: it does everything necessary to maintain its corporate existence in good standing and:

(i)ensures that it has the right and is properly qualified to conduct its business in all relevant jurisdictions; and

(ii)obtains and maintains all Authorisations necessary for the conduct of its business;

(iii)comply with all laws affecting it or its business in all relevant jurisdictions

(f)Distributions: it must not make any Distribution except a Permitted Distribution;:

~~at any time on or prior to the Relevant Date, wi th the Bank’ s pri or   written consent; and~~

(i)~~at any time after the Relevant Date, if: (A)  no Event of Default subsist; and~~

~~(B)such Distributions will not cause an Event of Default.~~

(g)Taxes: must

(i)promptly pay when they become due for payment (or reimburse the Bank on demand for) all Taxes payable by it from time to time

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other than Taxes being contested in good faith where it has made adequate provisioning;

(ii)not transfer any Tax losses to any person other than to the Borrower in connection with the preparation of consolidated annual Financial Statements or in connection with the Reading Entertainment Australia Group's tax consolidation arrangements; and

(iii)not become a member of a consolidated group for the purposes of Part 3-90 of the Income Tax Assessment Act 1936 and the Income Tax Act 1997 including any amendments thereto (including any amendments made by the New Business Tax (Consolidation Act (No. 1)) 2002 and the New Business Tax System (Consolidation, Value Shifting, Damages and other Measures) Act 2002) other than in accordance with  a Tax Sharing Agreement or otherwise on terms approved by the Bank;

(h)Guarantor coverage:

(i)Subject to paragraph (ii), the Borrower shall ensure that at all times:

(A)the aggregate of total assets (calculated on the same basis as total assets of the Reading Entertainment Australia Group) of the Guarantors represents at least 90 per cent of total assets of the Reading Entertainment Australia Group; and

(B)the aggregate EBITDA of the Guarantors (calculated on the same basis as EBITDA of the Reading Entertainment Australia Group) represents at least 90 per cent of EBITDA of the Reading Entertainment Australia Group;

(C)any member of the Reading Entertainment Australia Group which contributes 5 per cent of more of EBITDA of the Reading Entertainment Australia Group is a Guarantor; and

(D)any member of the Reading Entertainment Australia Group which holds intellectual property which the Bank considers to be material to the operations of the Reading Entertainment Australia Group is a Guarantor

(and in each case the figures for the Guarantors will be calculated on an unconsolidated basis and excluding all intra-Reading Entertainment Australia Group items and investments in Subsidiaries); and

(ii)where an entity becomes a member of the Reading Entertainment Australia and is required to become a Guarantor to comply with paragraph (i), the Borrower shall ensure:

(A)the entity becomes an Additional Guarantor by executing a Guarantor Accession Deed;

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(B)the entity executes a general security agreement over all its assets in favour of the Bank, in form and substance consistent with the general security agreements previously executed by the other Guarantors; and

(C)provides the Bank with any documents or evidence in relation to the entity as the Bank may reasonably consider necessary in respect of the entering into, validity and enforceability of the accession documents, as soon as reasonably practicable and in any event within 45 days.

Provided the Borrower complies with this paragraph (ii), the Borrower will not be in breach of paragraph (i) by reason only that the entity is not a Guarantor.

(i)Major developments: in respect of any major development projects to be undertaken by the Transaction Parties (that are outside of the budgeted capital expenditure that has been disclosed to the Bank):

(i)the Bank is provided with development budgets and other information reasonably requested by the Bank; and

(j)Major acquisitions: in respect to any acquisitions or investments in assets to be undertaken by the Transaction Parties, the Bank’s written consent is obtained for (and prior to) the purchase of:

(i)any freehold title or ground lease with a remaining tenor of 25 years or more and a consideration greater than $50,000,000; and

(ii)the purchase of any other operating business assets with a consideration greater than $25,000,000.

(k)Management Fees: no Management Fees are paid except:

(i)a once off payment of $2,000,000 paid on or before 31 December 2020;

(ii)a once off payment of $2,000,000 paid on or around 31 January 2021, subject to:

(A)the Borrower providing consolidated unaudited financial forecast statements (including, profit and loss statements, balance sheets and cashflow statements) for the Reading Entertainment Australia Group, for the quarters ending on 31 March 2021 and 30 June 2021, including any commentary on the following assumptions:

(1)withdrawal of JobKeeper government support; and

(2)rental payment relief provided by relevant landlords;

(B)the Borrower providing confirmation to the Bank that the minimum forecasted cash balance is equal to or greater than

$6,000,000 for each month for the period to 30 June 2021;

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(C)the Borrower providing confirmation to the Bank that the forecasted monthly cashflow position is positive for each month for the period to 30 June 2021; and

(D)no Event of Default subsisting;

(iii)at any time on or prior to the Relevant Date, with the Bank’s prior written consent; and

(iv)at any time after the Relevant Date, if no Event of Default subsists.

(l)Preservation and protection of Security: it does everything necessary or reasonably required by the Bank to:

(i)keep the Secured Property in good repair and in good working order;

(ii)promptly pay when they become due for payment (or reimburse the Bank on demand for) all Taxes payable in respect of the Secured Property;

(iii)preserve and protect the value of the Secured Property as a whole; and

(iv)protect and enforce its title and the Bank’s title as mortgagee to the Secured Property.

9.7Insurance

(a)Subject to the provisions of the Transaction Documents, the Borrower must effect and maintain insurance over and in relation to the Secured Property, the business operations of the Group (including business interruption) and for public liability with insurers, for amounts, against risks and on terms and conditions:

(i)that the Bank reasonably requires; or

(ii)if the Bank does not notify the Borrower of its requirements, that a prudent and reasonable owner of the Secured Property would effect and maintain, including insurance for full replacement value on a reinstatement basis.

(b)Subject to the provisions of the Transaction Documents, the Borrower must give to the Bank on demand a certificate in form and substance satisfactory to the Bank from the insurer to the effect that the required Insurances are current and no premium is overdue.

9.8Financial ratios

(a)The Borrower must ensure that:

(i)Fixed Charges Cover Ratio:

(A)at 31 March 2021 the Fixed Charges Cover Ratio for the Calculation Period ending on that date is not less than 1.25 times (provided that, for the purposes of this clause

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9.8(a)(i)(A) only, “Calculation Period” shall be the period of three (3) months ending on that date);

(B)at 30 June 2021, the Fixed Charges Cover Ratio for the Calculation Period ending on that date is not less than 1.25 times (provided that, for the purposes of this clause 9.8(a)(i)(B) only, “Calculation Period” shall be the period of six (6) months ending on that date);

(C)at 30 September 2021, the Fixed Charges Cover Ratio for the Calculation Period ending on that date is not less than

2.0 times (provided that, for the purposes of this clause 9.8(a)(i)(C) only, “Calculation Period” shall be the period of nine (9) months ending on that date); and

(D)at each other Calculation Date (other than 30 June 2020, 30 September 2020 and 31 December 2020 (without prejudice to the Borrower’s obligation under clause 9.5(b) and 9.5(c) in respect of those dates)), the Fixed Charges Cover Ratio for the Calculation Period ending on that date is not less than 2.00 times;

(ii)Leverage Ratio:

(A)at 31 December 2021 the Leverage Ratio for the Calculation Period ending on that date is less than or equal to 3.25 times (provided that, for the purposes of this clause 9.8(a)(ii)(A) only, the “Calculation Period” shall be the period of three (3) months ending on that date with Adjusted EBITDA to be calculated on an annualised basis);

(B)at 31 March 2022 the Leverage Ratio for the Calculation Period ending on that date is less than or equal to 3.25 times (provided that, for the purposes of this clause 9.8(a)(ii)(B) only, the “Calculation Period” shall be the period of six (6) months ending on that date with Adjusted EBITDA to be calculated on an annualised basis);

(C)at 30 June 2022 the Leverage Ratio for the Calculation Period ending on that date is less than or equal to 3.25 times (provided that, for the purposes of this clause 9.8(a)(ii)(C) only, the “Calculation Period” shall be the period of nine (9) months ending on that date with Adjusted EBITDA to be calculated on an annualised basis); and

(D)at each other Calculation Date (other than 30 June 2020, 30 September 2020, 31 December 2020, 31 March 2021.

30 June 2021 and 30 September 2021 inclusive (without prejudice to the Borrower’s obligations under clauses 9.5(b) and 9.5(c) in respect of those dates)), the Leverage Ratio for the Calculation Period ending on that date is less than or equal to 3.25 times;

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(iii)Debt to Debt plus Equity Ratio: at each Calculation Date, the Debt to Debt plus Equity Ratio for the Calculation Period ending on that date is less than or equal to 50%;

(iv)Loan to Value Ratio: at each Calculation Date, the Loan to Value Ratio for the Calculation Period ending on that date is less than or equal to 70%.

(a)A financial ratio or amount to be determined under clause 9.8(a) must be tested or determined by reference to the most recently prepared Financial Statements. The calculation of any amounts on a consolidated basis must be made in accordance with the requirements of the Accounting Standards relating to the consolidation of entities.

9.9Environment

(a)Each Transaction Party must ensure that at all times all practical and reasonable steps that can be taken and measures and precautions that can be adopted are taken or adopted by each Transaction Party to ensure that:

(i)all persons, things and activities of any kind on or using the Land comply with all Environmental Laws and any consent, permit, approval, licence, authorisation, certification, order or direction granted or issued under any Environmental Law;

(ii)if there is any non-compliance with any Environmental Law or any consent, permit, approval, licence, authorisation, certification, order or direction granted or issued under any Environmental Law:

(A)the impact on the Land and the environment is minimised; and

(B)steps are taken as quickly as possible to rectify the non- compliance, eliminate or reduce any liability arising from the non-compliance and to ensure the non-compliance does not recur;

(iii)it or any person on the Land does not:

(A)allow onto or permit to exist on the Land any Contaminant; or

(B)allow a Contaminant to escape or be released into the environment,

if to do so would be in breach of any Environmental Law or any consent, permit, approval, licence, authorisation, certification, order or direction granted or issued under any Environmental Law or could give rise to an order or direction being issued under any Environmental Law; and

(iv)if any Contaminant is discovered on or affecting the Land (other than  a Contaminant which is safely stored in accordance with

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lawful authority) or, without lawful authority, escapes or is released from the Land into the environment:

(A)the impact on the Land and the environment is minimised; and

(B)steps are taken as quickly as possible to safely contain the Contaminant and to remove the Contaminant from the environment or the Land or reduce the levels of the Contaminant to a level required or recommended by the relevant Government Body as safe and in either case to eliminate or reduce any liability arising from the Contaminant and do all things necessary to restore the Land and the environment.

(b)If there is any non-compliance under clauses 9.9(a)(i), (ii) or (iii) or any Contaminant is discovered or the Borrower has reason to believe that there is some Contaminant on the Land requiring action to be taken under clause 9.9(a)(iv), the Borrower must immediately notify the Bank.

(c)If there is or the Bank has reason to believe that there may be any non-compliance under clauses 9.9(a)(i), (ii) or (iii) or any Contaminant is discovered or the Bank has reason to believe that there is some Contaminant on the Land requiring action to be taken under clause 9.9(a)(iv), the Borrower, at the request of the Bank, must procure and furnish to the Bank, in a form acceptable to the Bank, an Environmental Assessment Report in relation to the Land and any operations conducted on it.

(d)The Borrower indemnifies the Bank from and against all:

(i)Environmental Liability; and

(ii)damages, losses, outgoings, costs, charges or expenses suffered or incurred by the Bank in respect of any action, claim or demand made or brought in respect of or otherwise arising from or in connection with any breach of any Environmental Law in relation to the Land.

(e)The Borrower must immediately notify the Bank of:

(i)the existence of any Contaminant on or adjacent to or affecting the Land; and

(ii)the receipt by any Transaction Party of any notice, order or direction:

(A)to clean up any Contaminant on the Land; or

(B)alleging any breach of Environmental Law.

(f)If requested by the Bank, the Borrower must provide the Bank with a copy of each environmental consent, permit, approval, licence, authorisation, certification, order and direction relating to the Land together with confirmation that:

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(i)it is complying with the terms and conditions of each consent, permit, approval, licence, authorisation, certification, order and direction; and

(ii)it has renewed each consent, permit, approval, licence, authorisation, certification, order and direction as appropriate.

(g)The Borrower must:

(i)when reasonably required by the Bank, obtain or permit the Bank to obtain an Environmental Assessment Report from a person approved by the Bank in relation to the Land; and

(ii)promptly comply with any reasonable recommendation contained in any Environmental Assessment Report relating to compliance    with Environmental Law in relation to the Land and obtain any consent, permit, approval, licence, authorisation, certification, order and direction required in order to comply with that  recommendation.

9.10No default

The Borrower must ensure that an Event of Default does not occur.

9.11Obligations of Trustees

If  a Transaction Party is a Trustee the Borrower must ensure that it:

(a)ensures that the property of the Trust is not mixed with any other property;

(b)complies with its obligations as trustee of the Trust;

(c)does not release, dispose of or otherwise prejudice its right of indemnity against, and equitable lien over, the property of the Trust and its right of indemnity (if any) against the beneficiaries of the Trust in relation to any money owing to the Bank;

(d)at the Bank’s request:

(i)exercises its right of indemnity against, and equitable lien over, the property of the Trust and its right of indemnity (if any) against the beneficiaries of the Trust in relation to any money owing to the Bank; and

(ii)assigns to the Bank those indemnities and that equitable lien and otherwise facilitates the subrogation of the Bank to those indemnities and that equitable lien;

(e)does not, if the Trust is a unit trust, consent to or register the transfer of units in the Trust or cancel, repurchase, redeem or issue any units in the Trust;

(f)ensures that:

(i)another person is not appointed as trustee of the Trust;

(ii)the Trust is not terminated or its terms varied;

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(iii)the Trustee does not resign and is not removed or replaced as trustee of the Trust;

(iv)the property of the Trust is not resettled;

(v)the capital of the property of the Trust is not distributed at any time; and

(vi)income of the Trust is not distributed to anyone other than  a Transaction Party while an Event of Default or Potential Event of Default subsists;

(g)prepares and keeps full and true records and books of accounts of the Trust and makes them available for inspection and copying by the Bank on demand; and

(h)does not default in performing or observing its obligations under the Transaction Documents.

9.12Release for Permitted Disposals

The Bank must on request from (and at the cost of) a Transaction Party  release from the Collateral Security that part of the Secured Property that is the subject of a Permitted Disposal (other than  a Permitted Disposal of the kind referred to in paragraph (a) of that term's definition).

9.13Net Sale Proceeds

Each Transaction Party must, in relation to the Net Sale Proceeds, ensure that Reading Entertainment Australia Group retains:

(a)an amount equal to $15,000,000, subject to clause 9.6(f); and (a)

(b)sufficient funds to pay any Taxes (including capital gains tax).

10Events of Default

10.1Nature

Each of the following is an Event of Default (whether or not caused by anything outside the control of any Transaction Party):

(a)non-payment: a Transaction Party does not pay on the due date any principal, interest and fees due for payment by it under a Transaction Document in accordance with the relevant Transaction Document unless the Bank is satisfied that the sole reason for such failure to pay is caused by administrative or technical error in the banking system generally  which is beyond the control of that Transaction Party and payment is made within 2 Business Days after its due date;

(b)other non-compliance: (subject to clause 10.6 in the case of a failure to comply with a Financial Ratio other than the Fixed Charges Cover Ratio) a Transaction Party does not comply with any other obligation

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under a Transaction Document and if that default is capable of rectification:

(i)it is not rectified within 10 Business Days (or any other longer period agreed by the Bank) after its occurrence; or

(ii)the Transaction Party does not during that period take all action which in the Bank’s reasonable opinion is necessary to rectify that default;

(c)untrue warranty: a representation, warranty or statement made or deemed to be made by a Transaction Party in a Transaction Document is untrue or misleading in any material respect or a reply by a Transaction Party to a requisition made by, or on behalf of, the Bank is untrue or misleading in any material respect;

(d)void document:  a Transaction Document is void, voidable or otherwise unenforceable by the Bank or is claimed to be so by a Transaction Party;

(e)compliance unlawful:  it is unlawful for a Transaction Party to comply with any of its obligations under a Transaction Document or it is claimed to be so by a Transaction Party;

(f)loss of priority: a Security Interest created by or purportedly created by a Collateral Security does not have or ceases to have the priority which it purports to have under the relevant Transaction Document or becomes ineffective to secure the payment of the money or compliance with the obligations which it purports to secure, otherwise than by any act of the Bank;

(g)Insolvency Event:  an Insolvency Event occurs in relation to a Transaction Party;

(h)authorisation ceasing: an Authorisation from  a Government Body necessary to enable:

(i)a Transaction Party to comply with its obligations under a Transaction Document or carry on its principal business or activity;

(ii)a Transaction Party to carry on its principal business or activity; or

(iii)the Bank to exercise its rights under a Transaction Document, is withheld or ceases to be in full force and effect and, in the case of clause 10.1(h)(i), would have a Material Adverse Effect;

(i)Material Adverse Effect: an event or series of events whether related or not, including any material adverse change in the property or financial condition of a Transaction Party, occurs which has a Material Adverse Effect;

(j)cross default:

(i)Financial Indebtedness (other than Excluded Financial Indebtedness) of a Transaction Party in excess of $500,000 becomes due for payment before its stated maturity other than by

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the exercise of an option of the Transaction Party to pay it before its maturity;

(ii)a Transaction Party fails to pay when due for payment (or within any applicable grace period) any Financial Indebtedness (other than Excluded Financial Indebtedness) in excess of $500,000;

(iii)an obligation by a person to  a Transaction Party to provide financial accommodation or to acquire or underwrite Financial Indebtedness (other than Excluded Financial Indebtedness) in excess of $500,000 ceases before its stated maturity other than by the exercise of an option of the Transaction Party to cancel that obligation; or

(iv)a marketable security issued by a Transaction Party and having a face value over $500,000 is required to be redeemed or repurchased before its stated maturity other than by the exercise of an option of the issuer to redeem or repurchase;

(k)cessation of business:  a Transaction Party ceases or threatens to cease to carry on its business or a substantial part of its business;

(l)enforcement of other Security:  a person who holds a Security over property of a Transaction Party exercises a right under that Security against the property to recover any money the payment of which is secured by that Security or enforce any other obligation the compliance with which is secured by it;

(m)undertaking: an undertaking given to the Bank (or its lawyers) by or on behalf of a Transaction Party (or its lawyers) is not honoured in accordance with its terms and if capable of rectification, is not rectified within three Business Days (or any other longer period agreed by the Bank) after its occurrence;

(n)reduction of capital:  if a Transaction Party is a corporation:

(i)it reduces or takes any action to reduce its capital other than by the redemption of redeemable preference shares;

(ii)it passes or takes any action to pass a resolution of the type referred to in section 254N of the Corporations Act;

(iii)it:

(A)buys or takes any action to buy, or

(B)financially assists (within the meaning of section 260A of the Corporations Act) or takes any action to financially assist any person to acquire,

shares in itself or in a holding company of it,

(o)investigation: if  a Transaction Party is a corporation, an investigation is instituted under the Corporations Act or other legislation into, or an inspector is appointed to investigate, its affairs, which would have a Material Adverse Effect;

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(p)environmental claim: a Government Body takes any action, there is a legally valid claim or there is a  legally enforceable requirement for expenditure or for cessation or alteration of activity under an Environmental Law, which, in the reasonable opinion of the Bank, would have a Material Adverse Effect;

(q)Trust:  if  a Transaction Party is a Trustee:

(i)the Trustee ceases to be the trustee or the only trustee of the Trust or any action is taken for the removal of the Trustee as trustee of the Trust, or for the appointment of another person as trustee in addition to the Trustee;

(ii)an application or order is sought or made in any court, which is not withdrawn or dismissed within ten Business Days, for:

(A)the property of the Trust to be administered by the court; or

(B)an account to be taken in relation to the Trust; or

(iii)non-compliance by the Trustee with its obligations as trustee under the Trust Deed which has a Material Adverse Effect.

10.2Effect of Event of Default

(a)If an Event of Default subsists the Bank may at any time by notice to the Borrower do any or all of the following:

(i)cancel Facility: cancel any or all of the Facilities or any part of a Facility, specified in the notice;

(ii)accelerate: make so much of the Outstanding Accommodation which is not then immediately due and payable, any unpaid accrued interest or fees and any other money owing by the Borrower to the Bank in relation to the Transaction Documents either:

(A)payable on demand; or

(B)immediately due for payment;

(iii)Not used

(iv)Bank Guarantees:

(A)by notice to the Borrower require the Borrower to pay immediately to the Bank the aggregate of the Face Values for all Current Bank Guarantees as at the date of the notice, together with any unpaid accrued interest or fees and any other money (including all Indemnity Amounts) owing by the Borrower to the Bank in relation to the Transaction Documents;

(B)pay the Beneficiaries of any one or more of the Current Bank Guarantees the amount agreed between the Bank and the relevant Beneficiary sufficient to obtain from the Beneficiary an unconditional release of the Bank’s obligations under the

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relevant Bank Guarantee on terms satisfactory to the Bank (acting reasonably).

(v)engage consultants: at the cost of the Borrower, appoint (or require the Borrower to appoint) such accountancy, financial management and other consultants as the Bank may nominate to investigate the business affairs and financial condition of any Transaction Party and whether each Transaction Party has complied with each Transaction Document to which it is a party and to make recommendations relating to the manner in which the Transaction Party carries on its business. Each Transaction Party agrees to provide all assistance and information required by the consultants (including making all financial records available and giving access to all premises and records) to enable the consultants to conduct their examination promptly, completely and accurately. No Transaction Party is obliged to accept the recommendations of any consultant, and the Bank will assume no liability with respect to any actions a Transaction Party takes, or does not take, as a result of those recommendations; or

(vi)treasury related transactions: if there are any Hedging Transactions or treasury related transactions in existence between the Bank and the Borrower (Open Positions) then:

(A)the Bank may close out the Open Positions, by entering into opposite positions for the balance of the unexpired term, or by such other means as may be usual in the relevant market. Any such close out must be at market rates prevailing at the time;

(B)any costs incurred by the Bank in closing out Open Positions must be paid by the Borrower to the Bank immediately upon demand by the Bank;

(C)any gain derived from the closing out of the Open Positions will be credited to the Borrower and set off against the Amount Owing; and

(D)the Bank will give the Borrower reasonable particulars of the manner of close out of the Open Positions and the basis of calculation of any amounts payable by or to the relevant Borrower arising from that close out.

(b)On receipt of a notice under clause 10.2(a)(ii)(A) or 10.2(a)(ii)(B), the Borrower must immediately pay in full the amounts referred to in that notice.

10.3Cash Cover Account regarding Bank Guarantees

(a)The Bank must credit so much of the money paid by the Borrower under clause 10.2(a)(iv)(A) which the Bank appropriates towards the Face Values of Current Bank Guarantees to an account maintained by the Bank for this purpose (Cash Cover Account).

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(b)The following provisions apply to the Cash Cover Account:

(i)the account will be in the name of the Borrower;

(ii)despite the Cash Cover Account being in the name of the Borrower, until the Release Date the money held in the account is not owed by the Bank to the Borrower and the Borrower is not entitled to withdraw or be paid any of that money (including interest credited to the account);

(iii)the Bank must credit to the account interest at the Cash Cover Rate from time to time and that interest will be credited to the account monthly and on the Release Date; and

(iv)without limiting this clause 10.3, the Bank may apply any amounts from time to time held in the account towards payment of any amounts due and payable from time to time to the Bank under any Transaction Document.

(b)On the Release Date, the Bank must pay to the Borrower the credit balance of the Cash Cover Account.

10.4Review Events

Each of the following is a Review Event (whether or not caused by anything outside the control of any Transaction Party):

(a)there is an Insolvency Event in respect of Reading International Inc; and

(b)a Change of Control occurs in relation to any Transaction Party.

10.5Reviews

(a)In addition to any other review rights the Bank has under this document, the Bank may conduct a review of any Facility following  a Review Event.

(b)If  a Review Event has occurred, then, at any time or from time to time:

(i)the Bank may change any of the conditions applying to the Facility including, but not limited to, increasing or otherwise varying the fees payable in connection with the Facility; and/or

(ii)the Bank may terminate the Facility. If the Bank terminates the Facility, the Termination Date occurs on the date 30 days after the date the Bank notifies the Borrower that it wishes to terminate the Facility.

(c)The Bank may not change any of the conditions applying to the Facility unless it has first given 30 days prior notice to the Borrower of the intended change.

(d)If the Bank gives notice of any change to the conditions of any Facility and the Borrower refuses to accept the changes before the end of the period of notice, then at the end of that period, the Facility will become repayable within 30 days of any demand by the Bank.

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(e)Nothing in this clause affects the Bank’s rights if any Event of Default occurs.

10.6Equity Cure

(a)If  a breach of a Financial Ratio (other than the Fixed Charges Cover Ratio) occurs, the Borrower will have the right subject to clause 10.6(b) to cure the breach by procuring additional Subordinated Debt or an equity contribution by way of subscription for new shares in the Borrower (or a combination of both) in an amount sufficient to cure the breach when applied in prepayment of the Outstanding Accommodation (Equity Cure).

(b)Equity Cure may not be used:

(i)more than 3 times during the term of the Facilities; or

(ii)in respect of breach of  a Financial Ratio on a Calculation Date, where Equity Cure has been used to cure a breach on the preceding Calculation Date.

(c)The Borrower must notify the Bank of its intention to provide an Equity Cure and effect the Equity Cure, within 10 Business Days of the delivery of the Compliance Certificate that identified the breach.

(d)The amount of an Equity Cure will be deemed to be applied as of the first day of the relevant test period in prepayment of the Outstanding Accommodation. The breach of the Financial Ratio will be taken to have been cured immediately upon the requisite proceeds being applied in prepayment and the Borrower confirming to the Bank that the amount prepaid when the Financial Ratio is recalculated is sufficient to ensure that the relevant Financial Ratio is met.

(e)Notwithstanding clause 10.6(d), any Equity Cure will be disregarded when calculating the Leverage Ratio for the purposes of determining the Margin.

11Costs and expenses

11.1Interpretation

A reference to “costs and expenses” in a Transaction Document includes legal costs and expenses on a full indemnity basis.

11.2Nature

The Borrower must on demand pay and if paid by the Bank reimburse to the Bank:

(a)the Bank’s reasonable costs and expenses relating to:

(i)any Valuation obtained for the purposes of any Transaction Document;

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(ii)the negotiation, preparation, execution, stamping and registration of the Transaction Documents or any document contemplated by them;

(iii)any consent, request for consent (whether or not given), communication or waiver of any right, or the variation, replacement or discharge of any Transaction Document or any document contemplated by it;

(iv)the enforcement or attempted enforcement or the preservation of any rights of the Bank under the Transaction Documents;

(v)the occurrence of any Event of Default or Potential Event of Default; and

(vi)the lodgment or removal of any Encumbrance on the Secured Property by any person; and

(b)subject to clause 18.14(d), any Taxes and registration or other fees (including fines and penalties relating to the Taxes and fees) which are payable or are assessed by a relevant Government Body or other person to be payable in relation to the Transaction Documents or any document or transaction contemplated by them.

11.3Remuneration

The Bank, any Receiver and any Attorney must be remunerated by the Borrower for any services rendered by them in relation to the enforcement of any right under the Transaction Documents. The rate of the remuneration and the manner of payment will be that determined by the Bank, acting reasonably.

12Indemnities

12.1Nature

The Borrower indemnifies the Bank on demand against any liability, loss, cost or expense (including Break Costs) caused or contributed to by:

(a)any failure by any Transaction Party to comply with any obligation under any Transaction Document;

(b)any Event of Default or Potential Event of Default;

(c)the enforcement or attempted enforcement of any right by the Bank, any Receiver or any Attorney under the Transaction Documents;

(d)any Drawing requested by the Borrower not being granted by the Bank for any reason other than a default by the Bank;

(e)any payment not being made by the Borrower in accordance with any Transaction Document; or

(f)any act by the Bank in reliance on any communication purporting to be from the Borrower or to be given on behalf of the Borrower.

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12.2Representatives

The Borrower indemnifies each Receiver and Attorney and their respective Representatives and the Representatives of the Bank against any liability, loss, cost and expense caused by anything the Bank is indemnified against under clause 12.1 and the Bank holds the benefit of this clause 12.2 on trust for those persons.

12.3Currency deficiency

If there is any deficiency between:

(a)an amount payable by a Transaction Party under a Transaction Document which is received by the Bank in a currency other than the currency payable under the Transaction Document because of  a judgment, order or otherwise; and

(b)the amount produced by converting the payment received from the currency in which it was paid into the currency in which it was agreed to be paid either directly or through a currency other than that in which it was agreed to be paid, the Borrower must pay to the Bank the deficiency and any loss, costs or expenses resulting from it.

12.4Independence and survival

Each indemnity in a Transaction Document is a continuing obligation, separate and independent from the other obligations of the Borrower and survives the termination of that Transaction Document.

12.5Accounting for transactions

(a)The Borrower irrevocably authorises the Bank to open such accounts as the Bank requires in connection with a Facility.

(b)The Borrower irrevocably authorises the Bank to debit from any account in the name of the Borrower (including an account the Bank opens in the Borrower’s name) any amounts payable by the Borrower in relation to that Facility or account, including interest, costs, Taxes, enforcement expenses and any amount payable under an indemnity.

(c)If the Borrower authorises the Bank to debit any amount from an account, the Bank can debit that amount from that account even if it causes the account to become overdrawn. Alternatively, if there are insufficient cleared funds in that account, the Borrower authorises the Bank to debit that amount from any account of the Borrower the Bank decides, including an account the Bank opens in the Borrower’s name.

(d)Where the Bank debits an account in the name of the Borrower, opened by:

(i)the Borrower, the Borrower must pay the Bank interest (including default interest if applicable) on any debit balance in accordance with the terms of that account;

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(ii)the Bank, the Borrower must pay the Bank interest on the overdrawn balance of that account at the Overdue Rate applying to the relevant Facility or, if there is none, in accordance with the terms normally applied by the Bank to accounts of that type; or

(iii)either the Borrower or the Bank, the overdrawn balance of the account in excess of the applicable Facility Limit is immediately payable without further notice.

(e)Unless otherwise provided, the Bank may apply any payment under or in connection with this document towards satisfying obligations under this document as the Bank sees fit.

(f)Where the Bank is authorised to debit an amount from an account under this document, it can do so without prior notice.

12.6Liability for Regulatory Events

(a)The Borrower acknowledges that the Services may be interrupted, prevented, delayed or otherwise adversely affected by a Regulatory Event.

(b)To the extent permitted by Law:

(i)the Bank is not liable for any loss incurred by a Borrower or any other person if an event described in clause 12.6(a) occurs, irrespective of the nature or cause of that loss, and the Bank has no obligation to contest any Regulatory Event or to mitigate its impact on the Borrower or the Bank; and

(ii)the Borrower releases the Bank from all liability in connection with any loss incurred by a Borrower or any other person if an event described in clause 12.6(a) occurs.

(c)To the extent that the Bank’s liability cannot be excluded, the Bank’s liability is limited to the cost of having the Service supplied again.

(d)The Bank may use and disclose to any other financial institution or agency, any information about any Borrower, the Services or any person connected with it or the Services, for any purpose which the Bank, or any other financial institution, considers appropriate or necessary in connection with any Regulatory Event or the Services and this may result in information being transmitted overseas.

(e)The Borrower agrees to provide information to the Bank about it, the Services or any person connected with it or the Services on request, and to promptly procure any consents the Bank requires to give effect to clause 12.6(d).

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13Goods and Services Tax

13.1Taxable supply

(a)If GST is payable by the Bank on any supply made under a Transaction Document, the Borrower must pay to the Bank an amount equal to the GST payable on the supply.

(b)That amount must be paid at the same time that the consideration for the supply is to be provided under the Transaction Document and must be paid in addition to the consideration expressed elsewhere in the Transaction Document.

(c)On receiving that amount from the Borrower, the Bank must provide the Borrower with a tax invoice for the supply.

13.2Adjustment events

If an adjustment event arises in relation to a supply made by the Bank to the Borrower under a Transaction Document, a corresponding adjustment must be made between the Bank and the Borrower in relation to any amount paid to the Bank by the Borrower under clause 13.1 and payments to give effect to the adjustment must be made.

13.3Payments

If the Borrower is required under a Transaction Document to pay for or reimburse an expense or outgoing of the Bank or is required to make a payment under an indemnity in relation to an expense or outgoing of the Bank, the amount to be paid by the Borrower is the sum of:

(a)the amount of the expense or outgoing less any input tax credit in relation to that expense or outgoing that the Bank is entitled to; and

(b)if the Bank’s recovery from the Borrower is in relation to a taxable supply, an amount equal to the GST payable by the Bank in relation to that recovery.

14Increased costs

If the Bank determines that:

(a)the cost to it of providing, funding or maintaining the Facility is increased;

(b)an amount payable to the Bank or the effective return to the Bank under a Transaction Document is reduced;

(c)the effective return to the Bank under any Transaction Document as a proportion of the capital of the Bank is reduced; or

(d)the Bank must make a payment or forego any interest or other return calculated by reference to any amount received or receivable by it from any Transaction Party under a Transaction Document,

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because of:

(e)any law, regulation or Government Body directive or request (whether or not having the force of law) introduced or made after the date of this document, including those relating to taxation, capital adequacy or reserve requirements or banking or monetary controls; or

(f)any change in the interpretation or application of any of them,

the Borrower must, within two Business Days after a demand by the Bank, pay to the Bank the amount which, in the Bank’s reasonable opinion, will compensate the Bank for the increased cost, reduction, payment or foregone interest or other return.

15Illegality

15.1Prepayment

If because of any change after the date of this document in:

(a)a law, regulation or a  Government Body directive or request which is legally enforceable or compliance with which is in accordance with the practice of responsible Banks in the relevant jurisdiction; or

(b)the interpretation or application of any of them,

the Bank determines that it is or it will become impossible or illegal or contrary to that Government Body directive or request for:

(c)the Bank to fund, provide or maintain the Facility or otherwise comply with its obligations under the Transaction Documents; or

(d)a person from whom the Bank has raised or proposes to raise money in relation to the Facility to fund, provide or maintain that money,

the Borrower must, within five Business Days after receipt of a notice from the Bank to do so, pay the amount referred to in clause 10.2(a)(ii)(A) or 10.2(a)(ii)(B) as if that notice were a notice under clause 10.2(a)(ii)(A) or 10.2(a)(ii)(B).

15.2Facility terminated

The Bank’s obligation to make Advances or Drawings under this document terminates on the giving of  a notice under clause 15.1.

16Guarantee and indemnity

16.1Guarantee

(a)Each Guarantor unconditionally and irrevocably guarantees the payment to the Bank of the Guaranteed Money.

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(b)If the Borrower does not pay the Guaranteed Money on time and in accordance with the Transaction Documents, then the Guarantors agree to pay the Guaranteed Money on demand from the Bank.

(c)A demand may be made at any time and from time to time and whether or not the Bank or the Bank has made demand on the Borrower or any other Transaction Party.

16.2Nature of guarantee

(a)The guarantee in clause 16.1 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Money.

(b)As between each Guarantor and the Bank (but without affecting the obligations of any other Transaction Party) each Guarantor is liable under this document in relation to the Guaranteed Money as a sole and principal debtor and not as surety.

16.3Indemnity

(a)Each Guarantor indemnifies the Bank against any liability or loss arising and any costs it suffers or incurs:

(i)if a Transaction Party does not, is not obliged to or is unable to pay the Guaranteed Money in accordance with the Transaction Documents;

(ii)if a Guarantor is not obliged to pay the Bank an amount under clause 16;

(iii)if the Bank is obliged, or agrees, to pay an amount to a trustee in bankruptcy or liquidator (of an insolvent person) in connection with a payment by a Transaction Party under or in connection with a Transaction Document;

(iv)if a Guarantor defaults under the Guarantee in clause 16.1; or

(v)in connection with any person exercising, or not exercising, rights under the Guarantee in clause 16.1.

(b)Each Guarantor agrees to pay amounts due under this indemnity immediately on demand from the Bank.

16.4Reinstatement of rights

(a)Following an Insolvency Event in respect of  a Transaction Party, a person may claim that a transaction (including a payment) in connection with this Guarantee or the Guaranteed Money is void or voidable.

(b)If  a claim is made and upheld, conceded or comprised:

(i)the Bank is immediately entitled as against the Guarantors to the rights in respect of the Guaranteed Money to which it was entitled immediately before the transaction; and

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(ii)on request from the Bank, each Guarantor agrees to do anything (including signing any document) to restore to the Bank any Security Interest (including this Guarantee) held by it from the Guarantors immediately before the transaction.

16.5Rights of the Bank are protected

Rights given to the Bank under this Guarantee (and each Guarantor’s liabilities under it) are not affected by any act or omission by the Bank or by anything else that might otherwise affect them under law or otherwise, including:

(a)the fact that it varies or novates any agreement under which the Guaranteed Money is expressed to be owing, such as by increasing the Facility Limit or extending the term;

(b)the fact that it releases any Transaction Party or gives it a concession, such as more time to pay;

(c)the fact that a Transaction Party opens an account with it;

(d)the fact that it releases, loses the benefit of or does not obtain any Security Interest;

(e)the fact that it does not register any Security Interest which could be registered;

(f)the fact that it releases any person who gives a guarantee or indemnity in connection with any Transaction Party’s obligations (including under clause 16.13);

(g)the fact that a person becomes a Guarantor after the date of this document (including under clause 16.14);

(h)the fact the obligations of any person who guarantees any Transaction Party’s obligations (including under this Guarantee) may not be enforceable;

(i)the fact that any person who was intended to guarantee any Transaction Party’s obligations does not do so or does not do so effectively;

(j)changes in the membership, name or business of any person; or

(k)the fact that a person who is a co-surety or co-indemnifier for payment of the Guaranteed Money is discharged under an agreement or by operation of law.

16.6No merger

(a)This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:

(i)any other guarantee, indemnity, or Security Interest, or other right or remedy to which the Bank is entitled; or

(ii)a judgment which the Bank obtains against the Guarantors in connection with the Guaranteed Money or any other amount payable under this Guarantee.

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(b)The Bank may still exercise rights under this Guarantee as well as under the judgment, other guarantee, indemnity, Security Interest, or other right or remedy.

16.7Extent of Guarantor’s obligations

If more than one person is named as “Guarantor”, each of them is liable for all the obligations under this Guarantee both individually and jointly with any one or more other persons named as “Guarantor”.

16.8Guarantor’s rights are suspended

As long as any of the Guaranteed Money remains unpaid, the Guarantor may not, without the Bank’s consent:

(a)reduce its liability under this Guarantee by claiming that it or any other Transaction Party or any other person has a right of set-off or counterclaim against the Bank;

(b)exercise any legal right to claim to be entitled to the benefit of another guarantee, indemnity, or Security Interest given in connection with the Guaranteed Money or any other amount payable under this Guarantee;

(c)claim an amount from another Transaction Party, or another guarantor of the Guaranteed Money (including a person who has signed this document as a “Guarantor”), under a right of indemnity in respect of this guarantee; or

(d)claim an amount in the insolvency of a Transaction Party or of another guarantor of the Guaranteed Money (including a person who has signed this document as a “Guarantor”).

16.9Guarantor’s right of proof limited

Each Guarantor agrees not to exercise a right of proof after an event occurs relating to the insolvency of a Transaction Party or another guarantor of the Guaranteed Money (including a person who has signed this document as a “Guarantor”) independently of an attorney appointed under clause 16.12.

16.10No set-off against assignees

If the Bank assigns or otherwise deals with its rights under this Guarantee, the Guarantors may not claim against any assignee (or any other person who has an interest in this Guarantee) any right of set-off or other right the Guarantors have against the Bank.

16.11Suspense account

The Bank may place in a suspense account any payment it receives from the Guarantors if there is currently an Insolvency Event, or an Insolvency Event is likely to occur, in relation to any Transaction Party, but must apply it towards satisfying the Guaranteed Money within six months unless the winding up of the relevant Guarantor has commenced.

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16.12Right to prove

(a)The Guarantor irrevocably appoints the Bank and each of its Authorised Representatives individually as its attorney and agrees to formally approve all action taken by an attorney under this clause 16.

(b)Each attorney may, at any time while any Guaranteed Money is outstanding:

(i)do anything which a Guarantor may lawfully do to exercise their right of proof in respect of  a Transaction Party after an Insolvency Event occurs in respect of such Transaction Party. These things may be done in the Guarantor’s name or the attorney’s name and they include signing and delivering documents, taking part in legal proceedings and receiving any dividends arising out of the right of proof;

(ii)delegates its powers (including this power) and may revoke a delegation; and

(iii)exercise its powers even if this involves a conflict of duty and even if it has a personal interest in doing so.

(c)The attorney need not account to a Guarantor for any dividend received on exercising the right of proof under clause 16.12(i) except to the extent that any dividend remains after the Bank has received all of the Guaranteed Money and all other amounts payable under the Guarantee.

16.13Release of Guarantors

(a)The Bank must, at the Borrower’s cost, execute any release documentation in respect of the Bank’s rights under clause 16.

(b)As between the Transaction Parties and the Bank, the Bank is not obliged to consent to a release unless required to do by the terms of another Transaction Document.

(c)The rights and obligations of the remaining Guarantors under the Guarantee in clause 16.1 will continue in full force and effect despite the release of  a Guarantor under this clause 16.13.

16.14New Guarantors

If  a Subsidiary of any Transaction Party is required by the terms of a Transaction Document to become a Guarantor, the Borrower must ensure that such subsidiary executes a Guarantor Accession Deed as a new Transaction Party.

16.15Consideration

Each Guarantor acknowledges having executed this document in return for the Bank entering into the Transaction Documents at the request of the Guarantor and other valuable consideration.

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16.16New Guarantors

(a)A person automatically becomes a party to this document as a Guarantor and Transaction Party (after the date of this document) by signing and delivering to the Bank a Guarantor Accession Deed and doing anything else which the Bank reasonably requests to ensure the enforceability of that person’s obligations as a Guarantor.

(b)Each of the other parties to his document irrevocably appoints the Bank as its agent to sign on its behalf any Guarantor Accession Deed.

(c)The execution of  a Guarantor Accession Deed will not operate to release any party from its obligations under any Transaction Document.

17Attorney

17.1Appointment

If and for so long as an Event of Default occurred and is continuing, the Borrower irrevocably appoints the Bank its attorney with the power:

(a)at any time to:

(i)do everything which in the Attorney’s reasonable opinion is necessary or expedient to enable the exercise of any right of the Bank in relation to the Transaction Documents;

(ii)not used;

(iii)complete the Transaction Documents to which it is a party; and

(iv)appoint its directors, officers, employees and solicitors as substitutes and otherwise delegate its powers to any of them (except this power of delegation); and

(b)at any time after a notice is given under clause 10.2(a)(ii)(A) or 10.2(a)(ii)(B), to do all acts and things which the Borrower is obliged to do under the Transaction Documents or which in the Attorney’s opinion are necessary or expedient to enable the exercise of any right of the Bank in relation to the Transaction Documents.

17.2Not used

17.3General

(a)Any Attorney may exercise any right solely for the benefit of the Bank, even if the exercise of the right constitutes a conflict of interest or duty.

(b)The Borrower by this document ratifies anything done or not done by the Attorney pursuant to the power of attorney.

(c)The power of attorney is granted:

(i)to secure the compliance by the Borrower with its obligations to the Bank under the Transaction Documents and any proprietary interests of the Bank under the Transaction Documents; and

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(ii)for valuable consideration (receipt of which is acknowledged) which includes entry into of this document by the Bank at the Borrower’s request.

18General

18.1Set-off

The Bank may set off any money due for payment by the Bank to the Borrower, whatsoever, including any money in any currency held by the Bank for the account of the Borrower in any place, against any money due for payment by the Borrower to the Bank under a Transaction Document.

18.2Bank’s certificate

(a)A certificate by the Bank relating to any amount owing under a Transaction Document or as to its opinion in relation to any matter under any Transaction Document is prima facie evidence against the Borrower of the matters certified unless proven incorrect or there is a manifest error.

(b)The Bank is not obliged to give the reasons for its determination or opinion in relation to any matter under any Transaction Document. Any certification, determination or opinion relating to an amount must contain reasonable detail as to how the amount was calculated.

(c)A determination or an opinion of an Authorised Representative of the Bank which is given to the Borrower or otherwise expressed or acted on by the Bank as being a determination or an opinion of the Bank will be deemed to be a determination or opinion of the Bank.

18.3Supervening legislation

Any present or future legislation which operates:

(a)to lessen or vary in favour of the Borrower any of its obligations in connection with the Transaction Documents; or

(b)to postpone, stay, suspend or curtail any rights of the Bank under the Transaction Documents,

is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

18.4Time of the essence

Time is of the essence as regards any obligations of the Borrower or any date or period determined under the Transaction Documents, and if any date or period is altered by agreement between the parties, time is of the essence as regards such altered date or period.

18.5Business Days

(a)If the day on or by which anything, other than making a payment, must be done by the Borrower under a Transaction Document is not a

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Business Day, that thing must be done on or by the preceding Business Day.

(b)If  a payment would otherwise be due on a day which is not a Business Day it will be due on the immediately following Business Day. However, if this would result in the payment being due in the month after the original due day or after the Termination Date it will be due on the immediately preceding Business Day.

(c)If anything, including making a payment, is to be done by the Borrower on or by a particular day and it is done:

(i)after the time by which a Transaction Document states it must be done or, if the Transaction Document does not state a time, after

4.00 pm in the place where it is to be done; or

(ii)on a day which is not a Business Day,

it will be deemed to have been done at 9.00 am on the next Business Day.

18.6Confidentiality

(a)The Bank must keep any information or document relating to a Transaction Party confidential. However, the Bank may disclose to any person any information or document relating to a Transaction Party:

(i)where permitted in a Transaction Document;

(ii)to another party to a Transaction Document;

(iii)to a potential transferee, assignee, participant or sub-participant of the Bank’s interests under a Transaction Document or to any other person who is considering entering into contractual relations with it in connection with a Transaction Document;

(iv)to the Bank’s related bodies corporate and shareholders, or to any employee, banker, lawyer, auditor or other consultant of the Bank, its related bodies corporate or its shareholders;

(v)to the professional advisers or consultants of any party involved in connection with any Facility who are bound by a duty or obligation of confidence;

(vi)if required by law or by any Government Body or stock exchange;

(vii)in connection with any legal proceedings relating to a Transaction Document or a document delivered under or in relation to a Transaction Document;

(viii)if the information or document is in the public domain; or

(ix)with the consent of the Borrower (which must not be unreasonably withheld or delayed).

(b)Subject to paragraph (c), the Transaction Parties shall keep confidential and not disclose to any other person the terms of the Transaction Documents.

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(c)However, the Transaction Parties and any officers or employees of each Transaction Party may disclose such information:

(i)with the prior written consent of the Bank;

(ii)to the extent required by any applicable law or regulation;

(iii)to the extent it reasonably deems necessary in connection with any actual or contemplated proceedings or a claim with respect to this clause 18.6; or

(iv)to the extent permitted by clause 18.6(a) (other than paragraph (iii)) as if each reference in that clause to the ‘Bank’ were to a ‘Transaction Party’ and each reference to the ‘Borrower’ were to the ‘Bank’; or

(v)Reading International, Inc. or any other holding company of a Transaction Party (who in turn may disclose such information to their officers or employees or to the extent required by any applicable law or regulation or rule of any stock exchange).

(d)The Bank and the Transaction Parties agree that:

(i)neither of them will disclose information of the kind mentioned in section 275(1) of the PPS Act; and

(ii)this document does not create a Security Interest.

(e)This clause 18.6 survives the termination of this document.

(f)The Bank acknowledges that:

(i)information provided from time to time by the Transaction Parties to the Bank may constitute confidential non-public information; and

(ii)trading in marketable securities of Reading International Inc while in possession of the information referred to clause 18.6(f)(i) will violate United States' federal securities laws.

(g)The Bank agrees to:

(i)take reasonable precautions to maintain the confidentiality of the information referred to in clause 18.6(f)(i); and

(ii)advise any party to whom the information referred to in clause 18.6(f)(i) is disclosed that it may not trade in the marketable securities of Reading International Inc while in the possession of such information.

(h)This clause 18.6 will not be deemed to restrict the provision of information by any party to the Internal Revenue Service of the United States of America.

18.7Exchange rate

Subject to any express provision to the contrary, if for the purposes of  a Transaction Document it is necessary to convert one currency into another

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currency, the conversion must be effected using an exchange rate selected by the Bank acting reasonably and in accordance with it usual practices.

18.8Records as evidence

The Bank may maintain records specifying:

(a)payments made by the Bank for the account of a Transaction Party under a Transaction Document;

(b)payments by a Transaction Party for the account of the Bank under a Transaction Document; and

(c)interest, fees, charges, costs and expenses payable in relation to the Transaction Documents,

and those records will against the Borrower constitute prima facie evidence of the matters set out in them.

18.9Further assurances

The Borrower must promptly execute all documents and do all things that the Bank from time to time reasonably requires to:

(a)effect, perfect or complete the provisions of each Transaction Document or any transaction contemplated by it;

(b)establish the priority of or reserve or create any Security Interest contemplated by or purported to be reserved or created by a Transaction Document; and

(c)stamp and register each Transaction Document in any relevant jurisdiction and by any person that the Bank thinks fit.

18.10Amendment

This document may only be varied or replaced by a document executed by the parties.

18.11Waiver and exercise of rights

(a)A right in favour of the Bank under a Transaction Document, a breach of an obligation of the Borrower under a Transaction Document or an Event of Default can only be waived by an instrument signed by the Bank. No other act, omission or delay of the Bank constitutes a waiver binding, or estoppel against, the Bank.

(b)A single or partial exercise or waiver by the Bank of a right relating to a Transaction Document does not prevent any other exercise of that right or the exercise of any other right.

(c)The Bank and its Representatives are not liable for any loss, cost or expense of the Borrower caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right and the Bank holds the benefit of this clause 18.11 on trust for itself and its Representatives.

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18.12Rights cumulative

The rights of the Bank under the Transaction Documents are cumulative and in addition to its other rights.

18.13Approval and consent

Except where a Transaction Document expressly provides otherwise, the Bank may conditionally or unconditionally give or withhold any consent under a Transaction Document and is not obliged to give its reasons for doing so.

18.14Assignment

(a)The Borrower must not dispose of or Encumber any right under the Transaction Documents without the consent of the Bank.

(b)The Bank may assign any of its rights or novate, sub-participate, sell- down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under any Transaction Document without the consent of, or notice to, the Borrower.

(c)If an Event of Default subsists then, in order to facilitate the Bank to deal with its rights and obligations, the Bank may (but is not obliged to), from time to time, separate and sever any of its rights (or any part of any of its rights) described in a notice given by the Bank to the Borrower from its other rights and obligations under any Transaction Document. Any such notice is effective on the time of delivery to separate and sever the rights described in the notice so that:

(i)those rights and obligations are independent from, and may be assigned (including at law), novated, sub-participated, sold-down, transferred or otherwise dealt with separately from, any other of the rights and obligations of the Bank under that Transaction Document;

(ii)those rights and obligations may be exercised differently from any other rights and obligations of the Bank under that Transaction Document; and

(iii)the Outstanding Accommodation in respect of those rights may be calculated separately from the other Outstanding Accommodation.

(d)If the Bank assigns its rights or transfers its rights and obligations under this document or any other Transaction Document, no Transaction Party will be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a direct consequence of the assignment or transfer.

18.15Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

18.16Sovereign immunity

The Borrower irrevocably waives any immunity that it or its property has from:

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(a)set-off;

(b)legal, arbitral or administrative proceedings;

(c)any process or order of any court, administrative tribunal or arbitrator for the satisfaction or enforcement of a judgment, order or arbitral award or for the arrest, detention or sale of any property; or

(d)service on it of any process, judgment, order or arbitral award,

on the grounds of sovereignty or otherwise under any law of any jurisdiction where any proceedings may be brought or enforced in relation to any Event of Default under a Transaction Document.

18.17Governing law and jurisdiction

(a)This document is governed by and is to be construed in accordance with the laws applicable in the Relevant Jurisdiction.

(b)Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in the Relevant Jurisdiction and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

18.18Telephone recording

The Borrower consents to the Bank recording any telephone conversations between it and the Bank in relation to any Facility that are customarily recorded in the finance industry or where the Borrower is notified prior to the commencement of the telephone conversation and such recordings being used in any arbitral or legal proceedings and any telephone recording remains the Bank’s sole property at all times.

18.19Legal advice

The Borrower acknowledges that, except as expressly set out in a Transaction Document:

(a)none of the Bank or any of its advisers have given any representation or warranty or other assurance to it in relation to any Transaction Document or the transactions contemplated by any Transaction Document, including as to Tax or other effects;

(b)it has not relied on the Bank or any of its advisers or on any conduct (including any recommendation) by the Bank or any of its advisers; and

(c)it has obtained its own independent financial, Tax and legal advice.

18.20Further assurances

Whenever the Bank requests a Transaction Party to do anything:

(a)to ensure any Transaction Document (or any security interest (as defined in the PPS Act) or other Security Interest, right or power under any Transaction Document) is fully effective, enforceable and perfected with the contemplated priority;

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(b)for more satisfactorily assuring or securing to the Bank the property the subject of any such security interest or other Security in a manner consistent with the Transaction Documents; or

(c)for aiding the exercise of any right or power in any Transaction Document,

the Transaction Party shall do it promptly at its own cost. This may include obtaining consents, getting documents completed and signed, supplying information, delivering documents and evidence of title and executed blank transfers, and giving possession or control with respect to any Secured Property.

18.21Exclusion of certain provisions

Where there is a Security Interest under any Transaction Document:

(a)to the extent permitted, sections 142 and 143 of the PPS Act are excluded in full and will not apply to that Security Interest and the Bank need not comply with sections 95, 118, 121(4), 125, 130 ,132(3)(d), and 132(4) of the PPS Act; and

(b)each Transaction Party waives its right to receive from the Bank any notice required under s157 of the PPS Act or the provisions of the PPS Act referred to in s144 of the PPS Act, except section 135.

This does not affect any rights a person has or would have other than by reason of the PPS Act and applies despite any other clause in any Transaction Document.

18.22Notice of changes

Each Transaction Party agrees to notify the Bank at least 14 days before:

(a)a  Transaction Party (or if the Transaction Party is trustee of a Trust or a partner of a partnership, the Trust or the partnership) changes its name;

(b)any ABN, ARBN or ARSN allocated to a  Transaction Party (or if the Transaction Party is trustee of a Trust or a partner of a partnership, the Trust or the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); or

(c)the Borrower becomes trustee of a trust, or a partner in a partnership, which is not expressly contemplated in the Transaction Documents.

19Notices

19.1General

A notice, demand, certification, process or other communication relating to a Transaction Document must be in writing in English and may be given by an Authorised Representative of the sender.

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19.2How to give  a communication

In addition to any other lawful means, a communication may be given by being:

(a)personally delivered;

(b)left at the party’s current address for notices;

(c)sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)sent by fax to the party’s current fax number for notices.

19.3Particulars for delivery of notices

(a)The particulars for delivery of notices are initially:

Transaction Parties:

As set out in schedule 1. Bank:

Address:Level 28, 500 Bourke Street, Melbourne, Victoria 300  ~~Fax:1300 889 390~~

Attention:~~Andrew Tham~~Jonathan Kerr

(b)Each party may change its particulars for delivery of notices by notice to each other party.

19.4Communications by post

Subject to clause 19.6, a communication is given if posted:

(a)within Australia to an Australian address, three Business Days after posting; or

(b)in any other case, ten Business Days after posting.

19.5Communications by fax

Subject to clause 19.6, a communication is given if sent by fax when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

19.6After hours communications

If  a communication is given:

(a)after 5.00 pm in the place of receipt; or

(b)on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

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19.7Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to a  Transaction Document may be served on a party to this document by any method contemplated by this clause 19.7 or in accordance with any applicable law.

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Schedule 1  Original Guarantors

for delivery of notices
Name	ACN	Particulars for delivery of notices
Reading Entertainment Australia Pty Ltd	070 893 908

Address: 98 York Street, South Melbourne VIC 3205 Australia

Fax: 03 9685 0999

Attention:  Managing Director AND TO:

Reading International Inc.

Address: 5995 Sepulveda Blvd, Suite 300 Culver City California 90230

United States of America Fax: +1 213 235 2229

Attention: Chief Financial Officer

Australia Country Cinemas Pty Ltd	076 276 349	Same as for Borrower
Australian Equipment Supply Pty Ltd	122 571 420	Same as for Borrower
Burwood Developments Pty Ltd	105 384 905	Same as for Borrower
Epping Cinemas Pty Ltd	073 997 172	Same as for Borrower
Hotel Newmarket Pty Ltd	094 367 969	Same as for Borrower
Newmarket Properties Pty Ltd	105 386 409	Same as for Borrower
Newmarket Properties No. 2 Pty Ltd	109 038 806	Same as for Borrower
Newmarket Properties #3 Pty Ltd	126 697 505	Same as for Borrower
Reading Auburn Pty Ltd	126 697 470	Same as for Borrower
Reading Australia Leasing (E&R) Pty Ltd	107 939 211	Same as for Borrower

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for delivery of notices
Name	ACN	Particulars for delivery of notices
Reading Belmont Pty Ltd	126 697 498	Same as for Borrower
Reading Charlestown Pty Ltd	123 938 483	Same as for Borrower
Reading Cinemas Pty Ltd	073 808 643	Same as for Borrower
Reading Cinemas Management Pty Ltd	122 406 311	Same as for Borrower
State Cinema Hobart Pty Ltd	108 861 061	Same as for Borrower
Reading Dandenong Pty Ltd	129 018 739	Same as for Borrower
Reading Elizabeth Pty Ltd	114 582 099	Same as for Borrower
Reading Exhibition Pty Ltd	103 529 782	Same as for Borrower
Reading Licences Pty Ltd	089 544 605	Same as for Borrower
Reading Maitland Pty Ltd	126 697 461	Same as for Borrower
Reading Melton Pty Ltd	109 074 517	Same as for Borrower
Reading Bundaberg 2012 Pty Ltd (formerly Reading Moonee Ponds Pty Ltd)	122 406 320	Same as for Borrower
Reading Properties Pty Ltd	071 195 429	Same as for Borrower
Reading Properties Indooroopilly Pty Ltd as trustee for The Landplan Property Partners Discretionary Trust	121 284 884	Same as for Borrower
Reading Properties Taringa Pty Ltd as trustee for the Reading Property Partners No. 1 Discretionary Trust	128 819 483	Same as for Borrower
Reading Property Holdings Pty Ltd	126 289 772	Same as for Borrower
Reading Rouse Hill Pty Ltd	123 245 885	Same as for Borrower
Reading Sunbury Pty Limited	109 074 571	Same as for Borrower
Rhodes Peninsula Cinema Pty Ltd	120 827 812	Same as for Borrower
Westlakes Cinema Pty Ltd	108 531 308	Same as for Borrower

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for delivery of notices
Name	ACN	Particulars for delivery of notices
A.C.N. 143 633 096 Pty Ltd	143 633 096	Same as for Borrower
Reading Cannon Park Pty Ltd	609 837 569	Same as for Borrower
Angelika Anywhere Pty Ltd	642 993 593	Same as for Borrower
Reading Jindalee Pty Ltd	629 483 914	Same as for Borrower
Reading Devonport Pty Ltd	629 484 126	Same as for Borrower
Reading Altona Pty Ltd	634 384 311	Same as for Borrower
Reading South City Square Pty Ltd	616 892 936	Same as for Borrower
Reading Traralgon Pty Ltd	618 457 202	Same as for Borrower
Reading Burwood Pty Ltd	619 050 396	Same as for Borrower
Reading Alphington Pty Ltd	633 008 401	Same as for Borrower

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Schedule 2

Schedule 2

Facilities

Facility Name	Granted pursuant to	Facility Limit	Purpose	Termination Date
Corporate Markets Loan Facility	Clause 4.1(a)(i)	~~$123,000,000~~$122,500,000 subject to clause 5.6	General corporate purposes and Advances not exceeding $3,000,000 to finance costs associated with completing the fit out works related to the Jindalee Cinema.	31 December 2023
Bank Guarantee Facility	Clause 4.1(a)(ii)	$5,000,000	To support other cinema operations now or in the future operating from third party leased premises.	31 December 2023

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Schedule 3

Schedule 3

Collateral Security

Item	Description	Grantor	Secured Party	Details
1	Fixed and floating charge	Each Transaction Party	The Bank	Over all present and after acquired property but excluding the land and improvements known as 78 Middleborough Road, Old Burwood Road, Burwood Victoria and the other Excluded Property.
2	First ranking mortgage	Originally granted by the Borrower but subsequently assumed by Reading Properties Pty Ltd	The Bank	The land and improvements known as 98 York Street, South Melbourne, Victoria and described in certificate of title volume 9944 folio 571.
~~3~~	~~First ranking mortgage~~	~~Originally granted by Reading Properties Pty Ltd but subsequently assumed by Reading Auburn Pty Ltd~~	~~The Bank~~	~~The land and improvements known as Red Yard Entertainment Centre, 100 Parramatta Road, Auburn New South Wales and described in certificate of title 202/1039922.~~
4	First ranking mortgage	Originally granted by Reading Properties Pty Ltd but subsequently assumed by Reading Maitland Pty Ltd	The Bank	The land and improvements known as Reading Maitland Cinema, Ken Tubman Drive, Maitland New South Wales and described in certificate of title 1/SP41681.
5	First ranking mortgage	Originally granted by Reading Properties Pty Ltd but subsequently assumed by Reading Belmont Pty Ltd	The Bank	The land and improvements known as Reading Cloverdale Cinema 237 Knutsford Avenue, Cloverdale Western Australia and described in certificate of title volume 2189 folio 801.

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Item	Description	Grantor	Secured Party	Details
6	First ranking mortgage	Originally granted by Reading Properties Pty Ltd but subsequently assumed by Reading Bundaberg 2012 Pty Ltd (formerly Reading Moonee Ponds Pty Ltd)	The Bank	The land and improvements known as Reading Bundaberg Cinema 1 Johanna Boulevard, Kensington, Queensland and described in certificate of title 50013631.
7	First ranking mortgage	Newmarket Properties Pty Ltd	The Bank	The land and improvements known as Reading Newmarket Shopping Centre, 400 Newmarket Road, Newmarket Queensland and described in certificate of title 50617438.
8	First ranking mortgage	Newmarket Properties No. 2 Pty Ltd	The Bank	The land and improvements known as Corner Enoggera Road and Edmondstone Street, Newmarket Queensland and described in certificate of title 16548229.
9	First ranking mortgage	Originally granted by A.C.N. 143 633 096 Pty Ltd, but subsequently assumed by Newmarket Properties #3 Pty Ltd	The Bank	The land and improvements known as 14 Edmondstone Street, Newmarket Queensland and described in certificate of title 12106104.
10	Guarantee and indemnity	Transaction Parties	The Bank	Set out in clause 16.
11	Mortgage of lease	Reading Cinemas Pty Ltd	The Bank	The leasehold land improvements known as Reading Cinema Waurn Ponds, Corner Pioneer Road and Princes Highway, Waurn Ponds Victoria and described in certificate of title volume 10530 folio 739.
12	Deed of consent	Relevant landlords	The Bank	Deeds of consent landlords of leased cinema properties except for cinema properties located in Dubbo and Mt Gravatt

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Item	Description	Grantor	Secured Party	Details
13	Deed of subordination	Borrower Reading International Cinemas LLC	The Bank	Deed of subordination between the Borrower, Reading International Cinemas LLC and the Bank.
14	First ranking mortgage	Reading Cannon Park Pty Ltd ACN 609 837 569	The Bank

The land and improvements known as Cannon Park City Centre and Cannon Park Discount Centre, Corner Hervey Range Road and Pioneer Drive, Thurwingowa Central, Queensland, described in title references 50442105,

50442106 and 51155321.

15	First ranking mortgage	Hotel Newmarket Pty Ltd ACN 094 367 969	The Bank	The land and improvements known as 16 Edmondstone Street, Newstead, Queensland, described in title reference 17441054.

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Schedule 4

Schedule 4

Not used

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Schedule  5

Schedule  5

Not used

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Schedule 6

Schedule 6

Verification Certificate

To:National Australia Bank Limited Level 28, 500 Bourke Street

Melbourne VIC 3000

[date]

Reading Entertainment Australia Pty Ltd Facility Agreement

I, [] being the person whose name and signature appear at the bottom of this document, am a Director of the company named at the bottom of this document (Transaction Party) refer to the Corporate Markets Loan & Bank Guarantee Facility Agreement dated on or about the date of this document between, amongst others, Reading Entertainment Australia Pty Ltd as Borrower and National Australia Bank Limited as Bank (Facility Agreement) and certify as follows:

1Certificate of incorporation

A copy of the certificate of incorporation/registration and any certificate of change of name of the Transaction Party is attached and marked A. The copy is true, complete and up-to-date and there have been no amendments or variations since the date of the copy.

2Extract of minutes of meeting of directors

A true and correct extract of minutes of meeting of directors of the Transaction Party duly convened and held on the date mentioned in the extract is attached and marked B. The resolutions set out in the extract were duly approved, remain in full force and effect and have not been rescinded, amended, modified or revoked. The resolutions confirm that the Transaction Party derives a corporate benefit from the Transaction Documents.

3Power of attorney

[If applicable: An original power of attorney of the Transaction Party dated [date] appointing attorneys in respect of the Transaction Documents is attached and marked C. This power of attorney remains in full force and has not been revoked.]

4Specimen signatures

•[In the case of the Borrower, insert: The following are the signatures of the persons appointed as Authorised Representatives of the

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Schedule 6

Schedule 6

Transaction Party for the purposes of the Transaction Documents.]

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•[In the case of any other Transaction Party insert: The signatures of the persons appointed as Authorised Representatives of the Transaction Party for the purposes of the Transaction Documents are set out in the Verification Certificate provided by the Borrower.]

•[In the case of the Borrower, insert:

Authorised Representatives

Signature Name: Title:

Signature Name: Title:

Signature Name: Title:

5Solvency declaration

(a)As at the date of execution of each Transaction Document the Transaction Party is solvent (as defined in section 95A(1) of the Corporations Act) and will not become insolvent (as defined in section 95A(2) of the Corporations Act) by entering into and complying with its obligations under each Transaction Document to which it is expressed to be a party.

(b)To the best of my knowledge, no application or order has been made, no proceedings have been commenced, no resolutions have been passed or proposed in a notice of meeting and no other steps have been taken for:

(i)the winding up, dissolution or administration of the Transaction Party; or

(ii)the Transaction Party entering into an arrangement, compromise or composition with or assignment of the benefit of its creditors or a class of them.

6Trust deed

[If applicable: A copy of the Trust Deed of the Trust of which the Transaction Party is sole trustee is attached and marked D. The copy is true, complete and up-to-date and there have been no amendments or variations since the date of the copy.]

7Definitions

Terms given a defined or specific meaning in the Facility Agreement and not separately defined in this certificate have the same meaning in this document unless the context requires otherwise.

[Name of person] who is a

Director of [name of Transaction Party]

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Date:

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Schedule 7

Schedule 7

Funding Notice

To:National Australia Bank Limited Level 28, 500 Bourke Street

Melbourne VIC 3000

[date]

Reading Entertainment Australia Pty Ltd Facility Agreement

I refer to the Corporate Markets Loan & Bank Guarantee Facility Agreement dated [insert date] between, amongst others, Reading Entertainment Australia Pty Ltd as Borrower and National Australia Bank Limited as Bank (Facility Agreement). A term which has a defined meaning in the Facility Agreement has the same meaning in this Funding Notice.

The Borrower requires an Advance/a Drawing details of which are as follows:

(a)the Funding Date is [];

[either]

(b)	the amount of the Advance is [];
(c)	the duration of the first Pricing Period for the Advance is [	];
[or]

(d)the Beneficiary, Face Value and Expiry Date of each Bank Guarantee is:

Beneficiary	Face value	Expiry date

[Name of person] who is an

Authorised Representative of Reading Entertainment Australia Pty Ltd

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Schedule 8

Schedule 8

Guarantor Accession Deed

Date

Parties

[New Guarantor] (Guarantor)

National Australia Bank Limited ABN 12 004 044 937 of Pier 3 Level 4, 800 Bourke Street, Docklands, Victoria 3008 (Bank)

Agreed terms

1Interpretation

Facility Agreement means the Corporate Markets Loan & Bank Guarantee Facility Agreement dated [date] between, amongst others, Reading Entertainment Australia Pty Ltd as Borrower and National Australia Bank Limited as Bank together with all supplements to it.

Terms defined or given a meaning in the Facility Agreement have the same meaning in this document.

2Transaction Document

This document is a  Transaction Document for the purposes of the Facility Agreement.

3Accession

(a)The Guarantor:

(i)agrees with each person who is or becomes a party to the Facility Agreement that with effect on and from the date of this document, it will be bound by the Facility Agreement as a Guarantor and a Transaction Party; and

(ii)makes in relation to itself in favour of the Bank the representations and warranties set out in clause 8.1 of the Facility Agreement.

(b)Each party agrees with the Guarantor that, with effect from the date of this document, the Guarantor will have the benefit of the Facility

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Schedule 8

Schedule 8

Agreement as a Transaction Party and Guarantor.

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4Notice

The address for notice of the Guarantor for the purposes of clause 19.3 of the Facility Agreement is:

Address: Fax: Attention:

5Governing law

This document is governed by the laws of Victoria.

Executed as a deed.

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Schedule 9

Schedule 9

Annual Compliance Certificate

To:National Australia Bank Limited Level 28, 500 Collins Street

Melbourne VIC 3000

[date]

Reading Entertainment Australia Pty Ltd Facility Agreement

1We refer to the Facility Agreement (Facility Agreement) dated [insert date] between, amongst others, Reading Entertainment Australia Pty Ltd as Borrower and National Australia Bank Limited as Bank. A term which has a defined meaning in the Facility Agreement has the same meaning in this Compliance Certificate.

This is an Annual Compliance Certificate given for the purpose of clause 9.4(b) of the Facility Agreement.

2We confirm that:

(a)the Fixed Charges Cover Ratio for the Financial Year ending [date] was [].

(b)the Leverage Ratio for the Financial Year ending [date] was [].

(c)the Debt to Debt plus Equity Ratio for the Financial Year ending [date] was [].

(d)the Loan to Value Ratio for the Financial Year ending [date] was [].

3We confirm that, as at the date of this Compliance Certificate:

(a)no Event of Default, Review Event or Potential Event of Default has occurred and is continuing [or provide details of any Event of Default, Review Event or Potential Event of Default];

(b)there are no Taxes or other statutory payments which are due and payable by a Transaction Party but unpaid [or provide details of any Taxes and other statutory payments which are being contested]; and

(c)the representations and warranties in clause 8.1 of the Facility Agreement which are to be repeated as at the date of this Compliance Certificate are correct.

4We confirm that the position of the Reading Entertainment Australia Group with respect to the following liabilities is as follows:

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Liability	Lodgement Cycle (Ann/Qtr/Mth - Please Circle)	Current (Yes/No - Please Circle)	If current, last payment details (Use brackets where refund)	If not current, Outstanding Details	Comments (eg – Arrangement with ATO)
GST	AQM	Yes No	Amt: Date:	Amt: Date:
PAYG- Withholding	AQM	Yes No	Amt: Date:	Amt: Date:
PAYG- Instalments (Income Tax)	AQM	Yes No	Amt: Date:	Amt: Date:
Employer Superannuation Contributions	AQM	Yes No	Amt: Date:	Amt: Date:
Payroll Tax	AM	Yes No	Amt: Date:	Amt: Date:
Workcover		Yes No	Amt: Date:	Amt: Date:
Other Taxes?		Yes No	Amt: Date:	Amt: Date:

* Where amounts are outstanding please provide the following information to support the advised position:

-Copy of the latest ATO Running Balance Account Statement (RBA);

-Have all BAS’s/IAS’s have been lodged?     Yes  /  No  (please circle);

If No - What statements are outstanding with associated liability amount?

Is any Group Member required to provide superannuation coverage under an industrial award?

Yes  / No (please circle)

If Yes – With reference to Industrial Awards, in accordance with any Award(s) that may have application to my/our industry and employees, I/We confirm that the prescribed amounts provided for in the Award(s) are being contributed to an eligible fund(s).

[Name of person] who is a

Director of Reading Entertainment Australia Pty Ltd

For and on behalf of Reading Entertainment Australia Pty Ltd

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Schedule 10

Schedule 10

Interim Compliance Certificate

To:National Australia Bank Limited Level 28, 500 Collins Street

Melbourne VIC 3000

[date]

Reading Entertainment Australia Pty Ltd Facility Agreement

1We refer to the Facility Agreement (Facility Agreement) dated [insert date] between, amongst others, Reading Entertainment Australia Pty Ltd as Borrower and National Australia Bank Limited as Bank. A term which has a defined meaning in the Facility Agreement has the same meaning in this Compliance Certificate.

This is an Interim Compliance Certificate given for the purpose of clause 9.4(c)

of the Facility Agreement.

2We confirm that:

(a)the Fixed Charges Cover Ratio for the [3, 6 or 12] month period ending

[Calculation Date] was [].

(b)the Leverage Ratio for the [3, 6 or 12] month period ending [Calculation Date] was [].

(c)the Loan to Value Ratio for the 12 month period ending [Calculation Date] was [].

3We confirm that, as at the date of this Compliance Certificate:

(a)no Event of Default, Review Event or Potential Event of Default has occurred and is continuing [or provide details of any Event of Default,

Review Event or Potential Event of Default]; and

(b)the representations and warranties in clause 8.1 of the Facility Agreement which are to be repeated as at the date of this Compliance Certificate are correct.

4I confirm that the position of the Reading Entertainment Australia Group with respect to the following liabilities is as follows:

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Facility Agreement

Liability Description	Lodgement Cycle Ann/Qtr/Mth (Please Circle)	Current (Yes/No) (Please Circle)	If Current Last Payment Details (Use brackets where refund)	If Not Current Outstanding Details	Comments (eg – Repayment Arrangement entered with ATO)
GST	AQM	Yes No	Amt: Date:	Amt: Date:
PAYG- Withholding	AQM	Yes No	Amt: Date:	Amt: Date:
PAYG- Instalments (Income Tax)	AQM	Yes No	Amt: Date:	Amt: Date:
Employer Superannuation Contributions	QM %	Yes No	Amt: Date:	Amt: Date:
Payroll Tax	AM	Yes No	Amt: Date:	Amt: Date:
Workcover		Yes No	Amt: Date:	Amt: Date:
Other Taxes?		Yes No	Amt: Date:	Amt: Date:

* Where amounts are outstanding please provide the following information to support the advised position:

-Copy of the latest ATO Running Balance Account Statement (RBA);

-Have all BAS’s/IAS’s have been lodged?   Yes / No  (please circle);

If No - What statements are outstanding with associated liability amount?

Is any Group Member required to provide superannuation coverage under an industrial award?

Yes / No (please circle)

If Yes – With reference to Industrial Awards, in accordance with any Award(s) that may have application to my/our industry and employees, I/We confirm that the prescribed amounts provided for in the Award(s) are being contributed to an eligible fund(s).

[Name of person] who is a

Director of Reading Entertainment Australia Pty Ltd

For and on behalf of Reading Entertainment Australia Pty Ltd

3475-0554-2932v1~~3452-5666-7153v11~~	page 96
Facility Agreement